Exhibit p (vii)

LOOMIS, SAYLES & CO., L.P.

Code of Ethics

Policy on Personal Trading and Related Activities by Loomis Sayles Personnel

EFFECTIVE:
January 14, 2000

AS AMENDED: May 16, 2013
December 18, 2014

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Table of Contents
1.	INTRODUCTION 3
2.	STATEMENT OF GENERAL PRINCIPLES 3

3.	A FEW KEY TERMS 4
3.1.	Covered Security 4

3.2.	Beneficial Ownership 5
3.3.	Investment Control 6

3.4.	Maintaining Personal Accounts 7
4.	SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING 7

4.1.	Pre-clearance 8
4.2.	Good Until Canceled and Limit Orders 9

4.3.	Short Term Trading Profits 9
4.4.	Restrictions on Round Trip Transactions in Loomis Advised Funds 10

4.5.	Derivatives 10
4.6.	Short Sales 10

4.7.	Competing with Client Trades 11
4.8.	Large Cap/De Minimis Exemption 11

4.9.	Investment Person Seven-Day Blackout Rule 11
4.10.	Research Recommendations 13

4.11.	Initial Public Offerings 14
4.12.	Private Placement Transactions 14

4.13.	Insider Trading 15
4.14.	Restricted and Concentration List 15

4.15.	Loomis Sayles Hedge Funds 16
4.16.	Exemptions Granted by the Chief Compliance Officer 16

5.	PROHIBITED OR RESTRICTED ACTIVITIES 17
5.1.	Public Company Board Service and Other Affiliations 17

5.2.	Participation in Investment Clubs and Private Pooled Vehicles 17
6.	REPORTING REQUIREMENTS 17

6.1.	Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code17
6.2.	Brokerage Confirmations and Brokerage Account Statements 18

6.3.	Quarterly Transaction Reporting and Account Disclosure 19
6.4.	Annual Reporting 20

6.5.	Review of Reports by Chief Compliance Officer 20
6.6.	Internal Reporting of Violations to the Chief Compliance Officer 21
7.	SANCTIONS 21

8.	RECORDKEEPING REQUIREMENTS 21
9.	MISCELLANEOUS 22

9.1.	Confidentiality 22
9.2.	Disclosure of Client Trading Knowledge 22

9.3.	Notice to Access Persons, Investment Persons and Research Analysts as to Code Status . 23
9.4.	Notice to Personal Trading Compliance of Engagement of Independent Contractors 23

9.5.	Questions and Educational Materials 23

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LOOMIS, SAYLES & CO., L.P.
Code of Ethics

Policy on Personal Trading and Related Activities

1.	INTRODUCTION

This Code of Ethics (“Code”) has been adopted by Loomis, Sayles & Co., L.P. (“Loomis Sayles”) to govern certain conduct of Loomis Sayles’ Supervised Persons and personal trading in securities and related activities of those individuals who have been deemed Access Persons thereunder, and under certain circumstances, those Access Persons’ family members and others in a similar relationship to them.

The policies in this Code reflect Loomis Sayles’ desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.	STATEMENT OF GENERAL PRINCIPLES

It is the policy of Loomis Sayles that no Access Person or Supervised Person as such terms are defined under the Code, (please note that Loomis Sayles treats all employees as Access Persons) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles’ clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and Rule 17j-1 there under.  It is required that all Access Persons must comply with all applicable laws, rules and regulations including, but not limited to the Federal Securities Laws.  The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first.  Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by Loomis Sayles’ clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an Access Person use the knowledge of Covered Securities purchased or sold by any client of Loomis Sayles or Covered Securities being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

Improper trading activity can constitute a violation of the Code.  The Code can also be violated by an Access Person’s failure to file required reports, by making inaccurate or misleading

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reports or statements concerning trading activity, or by opening an account with a non-Select Broker without proper approval as set forth in the Code.

It is not intended that these policies will specifically address every situation involving personal trading.  These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles’ clients’ interests paramount.  It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles’ fiduciary duty to any of its clients.

You are encouraged to bring any questions you may have about the Code to Personal Trading Compliance.

Personal Trading Compliance, the Chief Compliance Officer and the Loomis Sayles Ethics Committee will review the terms and provisions of the Code at least annually, and make amendments as necessary.  Any amendments to the Code will be provided to you.

3.	A FEW KEY TERMS

Boldfaced terms have special meaning in this Code.  The application of a particular Code requirement to you may hinge on the elements of the definition of these terms.  See the Glossary at the end of this Code for definitions of these terms.  In order to have a basic understanding of the Code, however, you must have an understanding of the terms “Covered Security”, “Beneficial Ownership” and “Investment Control” as used in the Code.

3.1.	Covered Security

This Code generally relates to transactions in and ownership of an investment that is a Covered Security.  Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a Covered Security, and any closely related security (such as certificates of participation, depository receipts, collateral–trust certificates, put and call options, warrants, and related convertible or exchangeable securities and securities indices).Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered Covered Securities under the Code.

Additionally, the shares of any investment company registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, Natixis, or a Natixis affiliate (“Reportable Funds”) are deemed to be Covered Securities for purposes of certain provisions of the Code.  Reportable Funds include any open-ended or closed-end funds advised, sub-advised, or distributed by Loomis Sayles, Natixis, or a Natixis affiliate, but exclude money market funds.  A current list of Reportable Funds is attached as Exhibit One and will be maintained on the firm’s intranet site under the Legal and Compliance page.

Explanatory Note:
While the definition of Reportable Funds encompasses funds that are advised, sub-advised and/or distributed by Natixis and its affiliates, only those funds advised or sub-advised by Loomis Sayles ("Loomis Advised Fund") are subject to certain trading restrictions of the Code (specifically, the Short-Term Trading Profit and Round Trip Transaction restrictions). Please refer to Section 4.3 and 4.4 of the Code for further explanation of

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these trading restrictions.  Additionally, Exhibit One distinguishes between those funds that are subject to reporting only under the Code (all Reportable Funds) and those that are subject to both reporting and the aforementioned trading restrictions (Loomis Advised Funds).

Shares of exchange traded funds (“ETFs”) and closed-end funds are deemed to be Covered Securities for the purposes of certain provisions of the Code. Broad based open-ended ETFs with either a market capitalization exceeding U.S. $1 billion OR an average daily trading volume exceeding 1 million shares (over a 90 day period), including options on such underlying ETFs, and the underlying index of the ETF, are exempt from certain provisions of the Code (“Exempt ETFs”). A current list of Exempt ETFs is attached as Exhibit Two and will be maintained on the firm’s intranet site under the Legal and Compliance page.

Explanatory Note:	Broad based open-ended ETFs are determined by Personal Trading Compliance using Bloomberg data.

All Access Persons are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code.  Therefore, while the lists of Reportable Funds and Exempt ETFs are subject to change, it is ultimately the responsibility of all Access Persons to review these lists which can be found in Exhibit(s) One and Two, prior to making an investment in a Reportable Fund or ETF.

It should be noted that private placements, hedge funds and investment pools are deemed to be Covered Securities for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or a Natixis investment adviser.  Investments in such securities are discussed under sections 4.13 and 5.2.

Please see Exhibit Three for the application of the Code to a specific Covered Security or instrument, including exemptions from pre-clearance.

3.2.	Beneficial Ownership

The Code governs any Covered Security in which an Access Person has any direct or indirect “Beneficial Ownership.” Beneficial Ownership for purposes of the Code means a direct or indirect “pecuniary interest” that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Covered Security.  The term “pecuniary interest” in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a Covered Security, whether or not the Covered Security or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account).  Although this concept is subject to a variety of U.S. Securities and Exchange Commission (“SEC”) rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

        *        ownership of a Covered Security by your spouse or minor children;

*	ownership of a Covered Security by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

*
 ownership of a Covered Security by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

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*	your share ownership, partnership interest or similar interest in Covered Securities held by a corporation, general or limited partnership or similar entity you control;

*	your right to receive dividends or interest from a Covered Security even if that right is separate or separable from the underlying securities;

*	your interest in a Covered Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

*	your right to acquire a Covered Security through the exercise or conversion of a “derivative Covered Security.”

Explanatory Note:
All accounts that hold or can hold a Covered Security in which an Access Person has Beneficial Ownership are subject to the Code (such accounts include, but are not limited to, personal brokerage accounts, mutual fund accounts, accounts of your spouse, accounts of minor children living in your household, Family of Fund accounts, transfer agent accounts holding mutual funds or book entry shares, IRAs, 401Ks, trusts, DRIPs, ESOPs, etc).

Please see Exhibit Four for specific examples of the types of interests and accounts subject to the Code.

3.3.	Investment Control

The Code governs any Covered Security in which an Access Person has direct or indirect “Investment Control.” The term Investment Control encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or Covered Security.

You should know that you are presumed under the Code to have Investment Control as a result of having:

                *       Investment Control (sole or shared) over your personal brokerage account(s);

*
 Investment Control (sole or shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse’s assets (subject to the approval of the Chief Compliance Officer);

*	Investment Control (sole or shared) over an account(s) in the name of any family member, friend or acquaintance;

                  *      Involvement in an Investment Club; [Missing Graphic Reference]   Trustee power over an account(s); and

                  *      The existence and/or exercise of a power of attorney over an account.

Please see Exhibit Four for specific examples of the types of interests and accounts subject to the Code.

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3.4.	Maintaining Personal Accounts

All Access Persons who have personal accounts that hold or can hold Covered Securities in which they have direct or indirect Investment Control and Beneficial Ownership are required to maintain such accounts at one of the following firms: Bank of America/Merrill Lynch, Charles Schwab, Citi Personal Wealth Management, E*TRADE, Fidelity Investments, Morgan Stanley Smith Barney, TD Ameritrade, Scottrade, UBS, or Wells Fargo (collectively, the “Select Brokers”).   Additionally, an Access Person may only purchase and hold shares of Reportable Funds through either a Select Broker, directly from the Reportable Fund through its transfer agent, or through one or more of Loomis Sayles’ retirement plans.

Accounts in which the Access Person only has either Investment Control or Beneficial Ownership; certain retirement accounts with an Access Person’s prior employer; accounts managed by an outside adviser in which the Access Person exercises no investment discretion; accounts in which the Access Person's spouse is employed by another investment firm and must abide by that firm's Code of Ethics; and/or the retirement accounts of an Access Person’s spouse may be maintained with a firm other than the Select Brokers with the approval of Personal Trading Compliance or the Chief Compliance Officer. However, Access Persons are responsible for ensuring that Personal Trading Compliance receives duplicate confirms as and when transactions are executed in such accounts, and statements on a monthly basis, if available, or at least quarterly. In addition, Personal Trading Compliance or the Chief Compliance Officer may grant exemptions to the Select Broker requirement for accounts not used for general trading purposes such as ESOPs, DRIPs, securities held physically or in book entry form, family of fund accounts or situations in which the Access Person has a reasonable hardship for maintaining their accounts with a Select Broker.

In addition, Access Persons with a residence outside the U.S. are not required to maintain their personal accounts with a Select Broker.  However, such Access Persons who have personal accounts that hold or can hold Covered Securities, including Reportable Funds in which they have direct or indirect Investment Control and/or Beneficial Ownership, are responsible for ensuring that Personal Trading Compliance receives duplicate confirms as and when transactions are executed in the account, and statements on a monthly basis, if available, or at least quarterly. All of the remaining requirements and restrictions of the Code apply to Access Persons with a residence outside the U.S.

Explanatory Note:
While certain accounts may be granted an exemption from certain provisions of the Code, inclusive of the Select Broker requirement, they are still subject to the reporting requirements of the Code and may be subject to the pre- clearance requirements of the Code (e.g. joint accounts). The terms of a specific exemption will be outlined in an exemption memorandum which is issued to the Access Person by Personal Trading Compliance. An Access Person's failure to abide by the terms and conditions of an account exemption issued by Personal Trading Compliance could result in a violation of the Code.

4.	SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

The following are substantive prohibitions and restrictions on Access Persons’ personal

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trading and related activities.  In general, the prohibitions set forth below relating to trading activities apply to accounts holding Covered Securities in which an Access Person has Beneficial Ownership and Investment Control.

4.1.	Pre-clearance

Each Access Person must pre-clear through the PTA Pre-clearance System (“PTA”) all Volitional transactions in Covered Securities (i.e. transactions in which the Access Person has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) in which he or she has Investment Control and in which he or she has or would acquire Beneficial Ownership.  Exceptions to the pre-clearance requirement include, but are not limited to: Open-ended mutual funds including Reportable Funds, Exempt ETFs  listed in Exhibit Two,  and US Government Agency bonds (i.e. GNMA, FNMA, FHLMC), as set forth in Exhibit(s) Three and Five.

Explanatory Note:
Futures, options and swap transactions in Covered Securities must be manually pre-cleared by Personal Trading Compliance since PTA cannot handle such transactions. Initial public offerings, private placement transactions, including hedge funds whether or not they are advised, sub- advised, or distributed by Loomis Sayles or a Natixis investment adviser, participation in investment clubs and private pooled vehicles require special pre-clearance as detailed under Sections 4.12, 4.13 and 5.2 of the Code.

Explanatory Note:	Broad based open-ended ETFs with either a market capitalization exceeding $1billion OR an average daily trading volume exceeding 1 million shares (over a 90 day period), including options on such underlying ETFs, and the underlying index of the ETF, are exempt from the pre-clearance and trading restrictions set forth in Sections 4.1, 4.3, 4.6, 4.7, 4.9, 4.10 and 4.11 of the Code. A list of the Exempt ETFs is provided in Exhibit Two of the Code. All closed end-funds, closed-end ETFs, sector based/narrowly defined ETFs and broad based open-ended ETFs with a market capitalization below U.S. $1 billion AND an average daily trading volume below 1 million shares (over a 90 day period) are subject to the pre-clearance and trading restrictions detailed under Section 4 of the Code.

All closed-end funds and ETFs, including those Exempt ETFs and their associated options as described above, are subject to the reporting requirements detailed in Section 6 of the Code.

Any transaction approved pursuant to the pre-clearance request procedures must be executed by the end of the trading day on which it is approved unless Personal Trading Compliance extends the pre-clearance for an additional trading day.  If the Access Person’s trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the pre-clearance will lapse and the Access Person may not trade without again seeking and obtaining pre-clearance of the intended trade.

For Access Persons with a U.S. residence, pre-clearance requests can only be submitted through PTA and/or to Personal Trading Compliance Monday – Friday from 9:30am-4:00pm Eastern Standard Time.  Access Persons with a residence outside the U.S. will be given separate pre-clearance guidelines instructing them on the availability of PTA and Personal Trading

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Compliance support hours.

If after pre-clearance is given and before it has lapsed, an Access Person becomes aware that a Covered Security as to which he or she obtained pre-clearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the Access Person who obtained the pre-clearance must consider the pre-clearance revoked and must notify Personal Trading Compliance immediately.  If the transaction has already been executed before the Access Person becomes aware of such facts, no violation will be considered to have occurred as a result of the Access Person’s transaction.

If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the Access Person’s transaction from being considered in violation of the Code. The Chief Compliance Officer or Personal Trading Compliance may deny or revoke pre-clearance for any reason that is deemed to be consistent with the spirit of the Code.

4.2.	Good Until Canceled and Limit Orders

No Access Person shall place a “good until canceled,” “limit” or equivalent order with his/her broker except that an Access Person may utilize a “day order with a limit” so long as the transaction is consistent with provisions of this Code, including the pre-clearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by Personal Trading Compliance.

4.3.	Short Term Trading Profits

No Access Person may profit from the Volitional purchase and sale, or conversely the Volitional sale and purchase, of the same or equivalent Covered Security (including Loomis Advised Funds) within 60 calendar days (unless the sale involved shares of a Covered Security that were acquired more than 60 days prior).  Hardship exceptions may be requested (in advance) from Personal Trading Compliance.

An Access Person may sell a Covered Security (including Loomis Advised Funds) or cover an existing short position at a loss within 60 calendar days.  Such requests must be submitted through the PTA System and to Personal Trading Compliance for approval because the PTA System does not have the capability to determine whether the Covered Security will be sold at a gain or a loss.

Explanatory Note:
For purposes of calculating the 60 day holding period, the trade date of a given purchase or sale is deemed to be day zero.  60 full days must pass before an Access Person can trade that same Covered Security for a profit and therefore, allowing the Access Person to do so on the 61st day.

Explanatory Note:
The Short Term Trading Profits provision is applicable to transactions that are executed across all of an Access Person's accounts. For example, if an Access Person sold shares of ABC in his/her Fidelity brokerage account today, that Access Person would not be allowed to buy shares of ABC in his/her Charles Schwab IRA account at a lower price within 60 days following the sale.

Explanatory Note:    Please refer to Exhibit One for a current list of Loomis Advised Funds.

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Please also note that all closed-end funds are subject to the trading restrictions of Section 4.3 of the Code.

4.4.	Restrictions on Round Trip Transactions in Loomis Advised Funds

In addition to the 60 day holding period requirement for purchases and sales of Loomis Advised Funds, an Access Person is prohibited from purchasing, selling and then re-purchasing shares of the same Loomis Advised Fund within a 90 day period (“Round Trip Restriction").   The Round Trip Restriction does not limit the number of times an Access Person can purchase a Loomis Advised Fund or sell a Loomis Advised Fund during a 90 day period.  In fact, subject to the holding period requirement described above, an Access Person can purchase a Loomis Advised Fund (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period.  However, an Access Person cannot then reacquire a position in the same Loomis Advised Fund previously sold within the same 90 day period.

The Round Trip Restriction will only apply to Volitional transactions in Loomis Advised Funds.  Therefore, shares of Loomis Advised Funds acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm’s 401K plan will not be considered when applying the Round Trip Restriction.

Finally, all Volitional purchase and sale transactions of Loomis Advised Funds, in any share class and in any employee account (i.e., direct account with the Loomis Advised Fund, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip Restriction.

Explanatory Note:	Only Loomis Advised Funds are subject to Section 4.4 of the Code. Please refer to Exhibit One for a current list of Loomis Advised Funds.

4.5.	Derivatives

No Access Person shall use derivatives, including but not limited, to options, futures, swaps or warrants on a Covered Security to evade the restrictions of the Code.  In other words, no Access Person may use derivative transactions with respect to a Covered Security if the Code would prohibit the Access Person from taking the same position directly in the underlying Covered Security.

Explanatory Note:
When transacting in derivatives, Access Persons must pre-clear the derivative and the underlying security in PTA as well as receive manual approval from Personal Trading Compliance before executing their transaction.  Please note that options on Exempt ETFs and the underlying index of the ETF do not require pre-clearance.  For more detailed information, please see Section 4.1 of the Code.

4.6.	Short Sales

No Access Person may purchase a put option, sell a call option, sell a Covered Security short or otherwise take a short position in a Covered Security then being held long in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

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4.7.	Competing with Client Trades

Except as set forth in Section 4.8, an Access Person may not, directly or indirectly, purchase or sell a Covered Security (Reportable Funds are not subject to this rule.) when the Access Person knows, or reasonably should have known, that such Covered Securities transaction competes in the market with any actual or considered Covered Securities transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client’s Covered Securities transactions.

Generally pre-clearance will be denied if:

a Covered Security or a closely related Covered Security is the subject of a pending “buy” or “sell” order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

the Covered Security is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

The PTA System has the information necessary to deny pre-clearance if any of these situations apply. Therefore, if you receive an approval in PTA, you may assume the Covered Security is not being considered for purchase or sale for a client account unless you have actual knowledge to the contrary, in which case the pre-clearance you received is null and void.  For Covered Securities requiring manual pre-clearance (i.e. futures, options and other derivative transactions in Covered Securities), the applicability of such restrictions will be determined by Personal Trading Compliance upon the receipt of the pre-clearance request.

4.8.	Large Cap/De Minimis Exemption

An Access Person who wishes to make a trade in a Covered Security that would otherwise be denied pre-clearance solely because the Covered Security is under consideration or pending execution for a client, as provided in Section 4.7, will nevertheless receive approval when submitted for pre-clearance provided that:

the issuer of the Covered Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $5 billion (a “Large Cap Security”); AND the aggregate amount of the Access Person’s transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

Such transactions will be subject to all other provisions of the Code.

4.9.	Investment Person Seven-Day Blackout Rule

No Investment Person shall, directly or indirectly, purchase or sell any Covered Security (Reportable Funds are not subject to this rule) within a period of seven (7) calendar days (trade date being day zero) before and after the date that a Loomis Sayles client, with respect to which he or she has the ability to influence investment decisions or has prior investment knowledge regarding associated client activity, has purchased or sold such Covered Security or a closely related

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Covered Security.  It is ultimately the Investment Person’s responsibility to understand the rules and restrictions of the Code and to know what Covered Securities are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

Explanatory Note:
The “seven days before” element of this restriction is based on the premise that an Investment Person who has the ability to influence investment decisions or has prior investment knowledge regarding associated client activity can normally be expected to know, upon execution of his or her personal trade, whether any client as to which he or she is associated, has traded, or will be trading in the same or closely related Covered Security within seven days of his or her personal trade.  Furthermore, an Investment Person who has the ability to influence investment decisions has a fiduciary obligation to recommend and/or affect suitable and attractive trades for clients regardless of whether such trades may cause a prior personal trade to be considered an apparent violation of this restriction.  It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in a client account in order to avoid a conflict with this restriction.

It is understood that there may be particular circumstances (i.e. news on an issuer, a client initiated liquidation, subscription or rebalancing) that may occur after an Investment Person’s personal trade which gives rise to an opportunity or necessity for an associated client to trade in that Covered Security which did not exist or was not anticipated by that person at the time of that person’s personal trade.  Personal Trading Compliance will review all extenuating circumstances which may warrant the waiving of any remedial actions in a particular situation involving an inadvertent violation of this restriction. In such cases, an exception to the Investment Person Seven-Day Blackout Rule will be granted upon approval by the Chief Compliance Officer.

The Chief Compliance Officer, or designee thereof, may grant a waiver of the Investment Person Seven-Day Blackout Rule if the Investment Person's proposed transaction is conflicting with client "cash flow" trading in the same security (i.e., purchases of a broad number of portfolio securities in order to invest a capital addition to the account or sales of a broad number of securities in order to generate proceeds to satisfy a capital withdrawal from the account).  Such "cash flow" transactions are deemed to be non- volitional at the security level since they do not change the weighting of the security being purchased or sold in the client’s portfolio.

Explanatory Note:
The trade date of an Investment Person's purchase or sale is deemed to be day zero. Any associated client trade activity executed, in either that Covered Security or a closely related Covered Security, 7 full calendar days before or after an Access Person's trade will be considered a violation of the Investment Person Seven-Day Blackout Rule.  For example, if a client account purchased shares of company ABC on May 4th, any Access Person who is associated with that client account cannot trade ABC in a personal account until May 12th without causing a potential conflict with the Investment Person Seven-Day Blackout Rule.

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Explanatory Note:
While the Investment Person Seven-Day Blackout Rule is designed to address conflicts between Investment Persons and their clients, it is the fiduciary obligation of all Access Persons to not affect trades in their personal account if they have prior knowledge of client trading or pending trading activity in the same or equivalent securities. The personal trade activity of all Access Persons is monitored by Personal Trading Compliance for potential conflicts with client trading activity.

4.10.	Research Recommendations

The Loomis Sayles Fixed Income Research Analysts issue “Buy,” “Sell,” and “Hold” recommendations on the fixed income securities that they cover. The Loomis Sayles Equity Research Analysts issue price targets and other types of recommendations on the companies they cover, and certain Equity products have their own research analysts that provide recommendations to their respective investment teams. Collectively the fixed income and equity recommendations and equity price targets are hereinafter referred to as “Recommendations”.

Recommendations are intended to be used for the benefit of the firm’s clients. It is also understood Access Persons may use Recommendations as a factor in the investment decisions  they make in their personal and other brokerage accounts that are covered by the Code. The fact that Recommendations may be used by the firm’s investment teams for client purposes and Access Persons may use them for personal reasons creates a potential for conflicts of interests. Therefore, the following rules apply to Recommendations:

  During the three (3) business day period before a Research Analyst issues a recommendation on a Covered Security, that the Research Analyst has reason to believe that his/her Recommendation is likely to result in client trading in the Covered Security, the Research Analyst may not purchase or sell said Covered Security for any of his/her personal brokerage accounts or other accounts covered by the Code.

Explanatory Note:
It is understood that there may be particular circumstances such as a news release, change of circumstance or similar event that may occur after a Research Analyst’s personal trade which gives rise to a need, or makes it appropriate, for the Research Analyst to issue a Recommendation on said Covered Security. A Research Analyst has an affirmative duty to make unbiased Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest in the Covered Security.  It would constitute a breach of a Research Analyst’s fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this restriction.

Personal Trading Compliance will review any extenuating circumstances which may warrant the waiving of any remedial sanctions in a particular situation involving an inadvertent violation of this restriction.

  Access Persons are prohibited from using a Recommendation for purposes of transacting in the Covered Security covered by the Recommendation in their personal accounts and other accounts covered by the Code until such time Loomis Sayles’ clients have completed their transactions in said securities in order to give priority to Loomis Sayles’ clients’ best interests.

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Explanatory Note:
Personal Trading Compliance utilizes various automated reports to monitor Access Persons’ trading in Covered Securities relative to Recommendations and associated client transactions. It also has various tools to determine whether a Recommendation has been reviewed by an Access Person. An Access Person’s trading in a Covered Security following a Recommendation and subsequent client trading in the same security and in the same direction will be deemed a violation of the Code unless Personal Trading Compliance determines otherwise.

4.11.	Initial Public Offerings

Investing in Initial Public Offerings of Covered Securities is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse’s employment compensation.  No Access Person may, directly or indirectly, purchase any securities sold in an Initial Public Offering without obtaining prior written approval from the Chief Compliance Officer.

4.12.	Private Placement Transactions

No Access Person may, directly or indirectly, purchase any Covered Security offered and sold pursuant to a Private Placement Transaction, including hedge funds, without obtaining the advance written approval of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management.   In addition to addressing potential conflicts of interest between the Access Person’s Private Placement Transaction and the firm’s clients’ best interests, the pre-clearance of Private Placements is designed to determine whether the Access Person may come into possession of material non-public information (“MNPI”) on a publically traded company as a result of the Private Placement.

A Private Placement Transaction approval must be obtained by completing an automated Private Placement Pre-clearance Form which can be found on the Legal and Compliance Intranet Homepage under 'Personal Trading Compliance Forms'.

Explanatory Note:
If you have been authorized to acquire a Covered Security in a Private Placement Transaction, you must disclose to Personal Trading Compliance if you are involved in a client’s subsequent consideration of an investment in the issuer of the Private Placement, even if that investment involves a different type or class of Covered Security.  In such circumstances, the decision to purchase securities of the issuer for a client must be independently reviewed by an Investment Person with no personal interest in the issuer.

The purchase of additional shares, (including mandatory capital calls), or the subsequent sale (partial or full) of a previously approved Private Placement, must receive pre-clearance approval from the Chief Compliance Officer.  In addition, all transactions in Private Placements must be reported quarterly and annually as detailed in Section 6 of the Code.

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Explanatory Note:
To submit a pre-clearance request for subsequent trade activity in a Private Placement, Access Persons must complete the automated Private Placement Pre-clearance Form which will be reviewed by Personal Trading Compliance to ensure there are no conflicts with any underlying Code provisions including the Short-Term Trading Rule.

4.13.	Insider Trading

At the start of an Access Person’s engagement with Loomis Sayles, and annually thereafter, each Access Person must acknowledge his/her understanding of and compliance with the Loomis Sayles Insider Trading Policies and Procedures.  The firm’s policy is to refrain from trading or recommending trading when in the possession of MNPI.

Some examples of MNPI may include:

   Earnings estimates or dividend changes
  Positive or negative forthcoming news about an issuer
  Supplier discontinuances
  Mergers or acquisitions

If an Access Person receives or believes that he/she may have received MNPI with respect to a company, the Access Person must contact the Chief Compliance Officer or General Counsel immediately, and must not:

*	purchase or sell that security in question, including any derivatives of that security;

*	recommend the purchase or sale of that security, including any derivatives of that security; or

*	relate the information to anyone other than the Chief Compliance Officer or General Counsel of Loomis Sayles.

If it has been determined that an Access Person has obtained MNPI on a particular company, its securities will generally be placed on the firm’s Restricted List thereby restricting trading by the firm’s client accounts and Access Persons. The only exception to this policy is with the approval of the Chief Compliance Officer or General Counsel of the firm, and then only in compliance with the firm’s Firewall Procedures.

Separately, Access Persons must inform Personal Trading Compliance if a spouse, partner and/or immediate family member (“Related Person”) is an officer and/or director of a publicly traded company in order to enable Personal Trading Compliance to implement special pre- clearance procedures for said Access Persons in order to prevent insider trading in the Related Person’s company’s securities.

Access Persons should refer to the Loomis Sayles Insider Trading Policies and Procedures which are available on the Legal and Compliance homepage of the firm’s Intranet, for complete guidance on dealing with MNPI.

4.14.	Restricted and Concentration List

The Loomis Sayles Restricted and Concentration List (“Restricted List”) is designed to restrict Loomis Sayles and/or Access Persons from trading in or recommending, the securities of

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companies on the Restricted List for client and/or Access Persons personal accounts.  Companies may be added to the Restricted List if Loomis Sayles comes into possession of MNPI about a company.  A company’s securities can also be added to the Restricted List due to the size of the aggregate position Loomis Sayles’ clients may have in the company. Finally, there may be regulatory and/or client contractual restrictions that may prevent Loomis Sayles from purchasing securities of its affiliates, and as a result, the securities of all publicly traded affiliates of Loomis Sayles will be added to the Restricted List.  No conclusion should be drawn from the addition of an issuer to the Restricted List.  The Restricted List is confidential, proprietary information which must not be distributed outside of the firm.

At times, an Access Person may have possession of MNPI on a specific company as a result of his/her being behind a firewall.  In such cases, Personal Trading Compliance will create a specialized Restricted List in PTA for the Access Person behind the wall in order to prevent trading in the company’s securities until such time as the Chief Compliance Officer has deemed the information in the Access Person’s possession to be in the public domain or no longer material.

If a security is added to either the Loomis Sayles firm-wide Restricted List or an individual or group Access Person Restricted List, Access Persons will be restricted from purchasing or selling all securities related to that issuer until such time as the security is removed from the applicable Restricted List. The PTA System has the information necessary to deny pre-clearance if these situations apply.

4.15.	Loomis Sayles Hedge Funds

From time to time Loomis Sayles may manage hedge funds, and Access Persons of Loomis Sayles, including the hedge fund’s investment team and supervisors thereof may make personal investments in such hedge funds. At times, especially during the early stages of a new hedge fund, there may be a limited outside investors (i.e., clients and non-employee individual investors) in such funds. In order to mitigate the appearance that investing personally in a hedge fund can potentially be used as a way to benefit from certain trading practices that would otherwise be prohibited by the Code if Access Persons engaged in such trading practices in their personal accounts, investment team members of a hedge fund they manage are individually required to limit their personal investments in such funds to no more than 20% of the hedge funds’ total assets. In addition, the supervisor of a hedge fund investment team must limit his/her personal investment in such hedge fund to no more than 25% of the hedge fund’s total assets.

By limiting the personal interests in the hedge fund by their investment teams and their supervisors in this manner, all of the portfolio trading activity of the Loomis Sayles hedge funds is deemed to be exempt from the pre-clearance and trading restrictions of the Code.

4.16.	Exemptions Granted by the Chief Compliance Officer

Subject to applicable law, Personal Trading Compliance or the Chief Compliance Officer may from time to time grant exemptions, other than or in addition to those described in Exhibit Five, from the trading restrictions, pre-clearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employees, interns or independent contractors, and types of transactions or Covered Securities, where, in the opinion of the Chief Compliance Officer, such an exemption is appropriate in light of all the surrounding circumstances.

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5.	PROHIBITED OR RESTRICTED ACTIVITIES

5.1.	Public Company Board Service and Other Affiliations

To avoid conflicts of interest, MNPI and other compliance and business issues, Loomis Sayles prohibits Access Persons from serving as officers or members of the board of any publicly traded entity.  This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the firm.

In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively Outside Activity(ies)), an Access Person must obtain the advance written approval of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management.

An Outside Activity approval can be obtained by completing an automated Outside Activity Form which can be found on the Legal and Compliance Intranet Homepage under 'Personal Trading Compliance Forms'.  In determining whether to approve such Outside Activity, Personal Trading Compliance and the Chief Compliance Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles’ ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles’ or the Access Person’s duties to clients.

Explanatory Note:
Examples of Outside Activities include, but are not limited to, family businesses, acting as an officer, partner or trustee of an organization or trust, political positions, second jobs, professional associations, etc.  Outside Activities that are not covered by the Code are activities that involve a charity or foundation, as long as you do not provide investment or financial advice to the organization. Examples would include: volunteer work, homeowners' organizations (such as condos or coop boards), or other civic activities.

5.2.	Participation in Investment Clubs and Private Pooled Vehicles

No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or a Natixis investment adviser.

6.	REPORTING REQUIREMENTS

6.1.	Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code

Within 10 days after becoming an Access Person, each Access Person must file with Personal Trading Compliance, a report of all Covered Securities holdings (including holdings of Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control.  The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an Access Person.

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Additionally, within 10 days of becoming an Access Person, such Access Person must report all brokerage or other accounts that hold or can hold Covered Securities in which the Access Person has Beneficial Ownership or Investment Control. The information must be as of the date the person became an Access Person.  An Access Person can satisfy these reporting requirements by providing Personal Trading Compliance with a current copy of his or her brokerage account or other account statements, which hold or can hold Covered Securities. An automated Initial Code of Ethics Certification and Disclosure Form can be found on the Legal and Compliance Intranet Homepage under 'Personal Trading Compliance Forms'.  This form must be completed and submitted to Personal Trading Compliance by the Access Person within 10 days of becoming an Access Person.  The content of the Initial Holdings information must include, at a minimum, the title and type of security, the ticker symbol or CUSIP, number of shares, and principal amount of each Covered Security (including Reportable Funds) and the name of any broker, dealer or bank with which the securities are held.

Explanatory Note: Loomis Sayles treats all of its employees and certain consultants as Access Persons. Therefore, you are deemed to be an Access Person as of the first day you begin working for the firm.

Explanatory Note:
Types of accounts in which Access Persons are required to report include, but are not limited to: personal brokerage accounts, mutual fund accounts, accounts of your spouse, accounts of minor children living in your household, Family of Fund accounts, transfer agent accounts holding mutual funds or book entry shares, IRAs, 401Ks, trusts, DRIPs, ESOPs etc. that either hold or can hold Covered Securities (including Reportable Funds). In addition, physically held shares of Covered Securities must also be reported. An Access Person should contact Personal Trading Compliance if they are unsure as to whether an account or personal investment is subject to reporting under the Code so the account or investment can be properly reviewed.

At the time of the initial disclosure period, each Access Person must also submit information pertaining to:

  His/her participation in any Outside Activity as described in Section 5.1 of the Code;
  His/her participation in an Investment Club as described in Section 5.2 of the Code;
  Holdings in Private Placements including hedge funds; and
  A Related Person that is an officer and/or director of a publicly traded company; if any.

Upon becoming an Access Person, each Access Person will receive a copy of the Code, along with the Loomis Sayles Insider Trading Policies and Procedures and Loomis Sayles Gifts, Business Entertainment and Political Contributions Policies and Procedures.  Within the 10 day initial disclosure period and annually thereafter, each Access Person must acknowledge that he or she has received, read and understands the aforementioned policies and recognize that he or she is subject hereto, and certify that he or she will comply with the requirements of each.

6.2.	Brokerage Confirmations and Brokerage Account Statements

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Each Access Person must notify Personal Trading Compliance immediately upon the opening of an account that holds or may hold Covered Securities (including Reportable Funds), in which such Access Person has Beneficial Ownership or Investment Control.  In addition, if an account has been granted an exemption to the Select Broker requirement and/or the account is unable to be added to the applicable Select Broker's daily electronic broker feed, which supplies PTA with daily executed confirms and positions, Personal Trading Compliance will instruct the broker dealer of the account to provide it with duplicate copies of the account's confirmations and statements.  If the broker dealer cannot provide Personal Trading Compliance with confirms and statements, the Access Person is responsible for providing Personal Trading Compliance with copies of such confirms as and when transactions are executed in the account, and statements on a monthly basis, if available, but no less than quarterly.  Upon the opening of an account, an automated Personal Account Information Form must be completed and submitted to Personal Trading Compliance.  This form can be found on the Legal and Compliance Intranet Homepage under 'Personal Trading Compliance Forms'.

Explanatory Note:
If the opening of an account is not reported immediately to Personal Trading Compliance, but is reported during the corresponding quarterly certification period, and there has not been any trade activity in the account, then the Access Person will be deemed to have not violated its reporting obligations under this Section of the Code.

Explanatory Note:
For those accounts that are maintained at a Select Broker and are eligible for the broker's daily electronic confirm and position feed, Access Persons do not need to provide duplicate confirms and statements to Personal Trading Compliance.  However, it is the Access Person's responsibility to accurately review and certify their quarterly transactions and annual holdings information in PTA, and to promptly notify Personal Trading Compliance if there are any discrepancies.

6.3.	Quarterly Transaction Reporting and Account Disclosure

Utilizing PTA, each Access Person must file a report of all Volitional transactions in Covered Securities (including Volitional transactions in Reportable Funds) made during each calendar quarterly period in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership of a Covered Security (even if such Access Person has no direct or indirect Investment Control over such Covered Security), or as to which the Access Person has any direct or indirect Investment Control (even if such Access Person has no Beneficial Ownership in such Covered Security).  Non-volitional transactions in Covered Securities (including Reportable Funds) such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program are still subject to the Code’s annual reporting requirements.  If no transactions in any Covered Securities, required to be reported, were effected during a quarterly period by an Access Person, such Access Person shall nevertheless submit a report through PTA within the time frame specified below stating that no reportable securities transactions were affected.  The following information will be available in electronic format for Access Persons to verify on their Quarterly Transaction report:

The date of the transaction, the title of the security, ticker symbol or CUSIP, number of shares, and principal amount of each reportable security, nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the transaction, and the name of the broker, dealer or bank with which the transaction was effected.  However, the Access Person is

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responsible for confirming the accuracy of this information and informing Personal Trading Compliance if his or her reporting information is inaccurate or incomplete.

With the exception of those accounts described in Exhibit Four, Access Persons are also required to report each account that may hold or holds Covered Securities (including accounts that hold or may hold Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control that have been opened or closed during the reporting period.

Every quarterly report must be submitted no later than thirty (30) calendar days after the close of each calendar quarter.

6.4.	Annual Reporting

On an annual basis, as of a date specified by Personal Trading Compliance, each Access Person must file with Personal Trading Compliance a dated annual certification which identifies all holdings in Covered Securities (including Reportable Funds) in which such Access Person has Beneficial Ownership and/or Investment Control.  This reporting requirement also applies to shares of Covered Securities, including shares of Reportable Funds that were acquired during the year in Non-volitional transactions.  Additionally, each Access Person must identify all personal accounts which hold or may hold Covered Securities (including Reportable Funds), in which such Access Person has Beneficial Ownership and/or Investment Control.  The information in the Annual Package shall reflect holdings in the Access Person’s account(s) that are current as of a date specified by Personal Trading Compliance.  The following information will be available in electronic format for Access Persons to verify on the Annual Holdings report:

The title of the security, the ticker symbol or CUSIP, number of shares, and principal amount of each Covered Security (including Reportable Funds) and the name of any broker, dealer or bank with which the securities are held.  However, the Access Person is responsible for confirming the accuracy of this information and informing Personal Trading Compliance if his or her reporting information is inaccurate or incomplete.

Furthermore, on an annual basis, each Access Person must acknowledge and certify that during the past year he/she has received, read, understood and complied with the Code, Insider Trading Policies and Procedures, and the Policies and Procedures on Gifts, Business Entertainment, and Political Contributions, except as otherwise disclosed in writing to Personal Trading Compliance or the Chief Compliance Officer.  Finally, as part of the annual certification, each Access Person must acknowledge and confirm any Outside Activities in which he or she currently participates and any Related Person that is an officer and/or director of a publicly traded company.

All material changes to the Code will be promptly distributed to Access Persons, and also be distributed to Supervised Persons on a quarterly basis.  On an annual basis, Supervised Persons will be asked to acknowledge his/her receipt, understanding of and compliance with the Code.

Every annual report must be submitted no later than (45) calendar days after the date specified by Personal Trading Compliance.

6.5.	Review of Reports by Chief Compliance Officer

The Chief Compliance Officer shall establish procedures as the Chief Compliance Officer may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by Access Persons and to report any violations

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thereof to all necessary parties.

6.6.	Internal Reporting of Violations to the Chief Compliance Officer

Prompt internal reporting of any violation of the Code to the Chief Compliance Officer or Personal Trading Compliance is required under Rule 204A-1.  While the daily monitoring process undertaken by Personal Trading Compliance is designed to identify any violations of the Code and handle any such violations promptly, Access Persons and Supervised Persons are required to promptly report any violations they learn of resulting from either their own conduct or those of other Access Persons or Supervised Persons to the Chief Compliance Officer or Personal  Trading Compliance.  It is incumbent upon Loomis Sayles to create an environment that encourages and protects Access Persons or Supervised Persons who report violations.  In doing  so, individuals have the right to remain anonymous in reporting violations.  Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the Chief Compliance Officer.  All Access Persons and Supervised Persons should therefore feel safe to speak freely in reporting any violations.

7.	SANCTIONS

Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm’s then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

   a letter of caution or warning (i.e. Procedures Notice);
   payment of a fine,
  requiring the employee to reverse a trade and realize losses or disgorge any profits;
  restitution to an affected client;
  suspension of personal trading privileges;
  actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and
   referral to the SEC, other civil authorities or criminal authorities.

Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator’s history of prior compliance.

Explanatory Note:	Any violation of the Code, following a "first offense" whether or not for the same type of violation, will be treated as a subsequent offense.

Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.	RECORDKEEPING REQUIREMENTS

Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to

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time by applicable law.   Currently, Loomis Sayles is required by law to maintain and preserve:

*	in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

*
 in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

*
 a copy of each report (or information provided in lieu of a report including any manual pre-clearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

*	copies of Access Persons’ and Supervised Persons’ written acknowledgment of initial receipt of the Code and his/her annual acknowledgement;

*
 in an easily accessible place, a record of the names of all Access Persons within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons’ personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

*
 a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

*
 a written record of any decision and the reasons supporting any decision, to approve the purchase by an Access Person of any Covered Security in an Initial Public Offering or Private Placement Transaction or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

Explanatory Note:
Under Rule 204-2, the standard retention period required for all documents and records listed above is five years, in easily accessible place, the first two years in an appropriate office of Personal Trading Compliance.

9.	MISCELLANEOUS

9.1.	Confidentiality

Loomis Sayles will keep information obtained from any Access Person hereunder in strict confidence.  Notwithstanding the forgoing, reports of Covered Securities transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles’ discretion be made available to other civil and criminal authorities.  In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

9.2.	Disclosure of Client Trading Knowledge

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No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any Covered Security owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a Covered Security on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate traditional asset management/operations activities on behalf of the client of Loomis Sayles.

9.3.	Notice to Access Persons, Investment Persons and Research Analysts as to Code Status

Personal Trading Compliance will initially determine an employee’s status as an Access Person, Research Analyst or Investment Person and the client accounts to which Investment Persons should be associated, and will inform such persons of their respective reporting and duties under the Code.

All Access Persons and/or the applicable supervisors thereof, have an obligation to inform Personal Trading Compliance if an Access Person’s responsibilities change during the Access Person’s tenure at Loomis Sayles.

9.4.	Notice to Personal Trading Compliance of Engagement of Independent Contractors

Any Access Person that engages as a non-employee service provider (“NESP”), such as a consultant, temporary employee, intern or independent contractor shall notify Personal Trading Compliance of this engagement, and provide to Personal Trading Compliance the information necessary to make a determination as to how the Code shall apply to such NESP, if at all.

NESP’s are generally not subject to the pre-clearance, trading restrictions and certain reporting provisions of the Code.  However, NESP’s must receive, review and acknowledge a Code of Ethics Compliance Statement that further describes his/her Code requirements and fiduciary duties while engaged with Loomis Sayles.

At times, NESP’s are contracted to various departments at Loomis Sayles where they may be involved or be privy to the investment process for client accounts or the Loomis Sayles recommendation process.  Prior to their engagement, the Loomis Sayles Human Resources
Department will notify Personal Trading Compliance of these NESP’s and depending on the facts and circumstances, the NESP will be communicated what provisions of the Code will apply to them during their engagement.

9.5.	Questions and Educational Materials

Employees are encouraged to bring to Personal Trading Compliance any questions you may have about interpreting or complying with the Code about Covered Securities, accounts that hold or may hold Covered Securities or personal trading activities of you, your family, or household members, your legal and ethical responsibilities, or similar matters that may involve the Code.

Personal Trading Compliance will from time to time circulate educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.  On an annual basis, each Access Person is required to successfully complete the Code of Ethics and Fiduciary Duty Tutorial designed to educate Access Persons on

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their responsibilities under the Code and other Loomis Sayles policies and procedures that generally apply to all employees.

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GLOSSARY OF TERMS

The boldface terms used throughout this policy have the following meanings:

1.
“Access Person” means an “access person” as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision.  Currently, this means any director, or officer of Loomis Sayles, or any Advisory Person (as defined below) of Loomis Sayles, but does not include any director who is not an officer or employee of Loomis Sayles or its corporate general partner and who meets all of the following conditions:

a.
He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

b.	He or she does not have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; and

c.	He or she is not involved in making securities recommendations to clients, and does not have access to such recommendations that are nonpublic.

Loomis Sayles treats all employees as Access Persons.

2.
“Advisory Person” means an “advisory person” and “advisory representative” as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision.  Currently, this means (i) every employee of Loomis Sayles (or of any company in a Control relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii) every natural person in a Control relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Covered Security.  Advisory Person also includes: (a) any other employee designated by Personal Trading Compliance or the Chief Compliance Officer as an Advisory Person under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by Personal Trading Compliance or the Chief Compliance Officer as a result of such person’s access to information about the purchase or sale of Covered Securities by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise).

3.	“Beneficial Ownership” is defined in Section 3.2 of the Code.

4.	“Chief Compliance Officer” refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. “Personal Trading Compliance” means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the Chief Compliance Officer, and to act for the Chief Compliance Officer in the absence of the Chief Compliance Officer.

5.	“Covered Security” is defined in Section 3.1 of the Code.

6.	“Exempt ETF” is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit Two.

7.
“Federal Securities Laws” refers to the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the above mentioned statutes.

8.
“Investment Control” is defined in Section 3.3 of the Code.  This means “control” as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision.  Currently, this means the power to directly or indirectly influence, manage, trade, or give instructions concerning the investment disposition of assets in an account or to approve or disapprove transactions in an account.

9.
“Initial Public Offering” means an “initial public offering” as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision.  Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

10.
“Investment Company” means any Investment Company registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

11.
“Investment Person” means all Portfolio Managers of Loomis Sayles and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of Loomis Sayles, including, but not limited to, designated Research Analysts and traders of Loomis Sayles.  A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by Personal Trading Compliance or the Chief Compliance Officer as such.  As to other accounts, he or she is simply an Access Person.

12.	"Loomis Advised Fund" is any Reportable Fund advised or sub-advised by Loomis Sayles. A list of these funds can be found in Exhibit One.

13.	“Non-volitional” transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program.  Non-volitional transactions are not subject to the pre- clearance or quarterly reporting requirements under the Code.

14.
“Portfolio Manager” means any individual employed by Loomis Sayles who has been designated as a Portfolio Manager by Loomis Sayles.  A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Chief Compliance Officer as such.  As to other client accounts, he or she is simply an Access Person.

15.
“Private Placement Transaction” means a “limited offering” as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision.  Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

16.
“Recommendation” means any change to a security’s price target or other type of recommendation in the case of an equity Covered Security, or any initial rating or rating change in the case of a fixed income Covered Security in either case issued by a Research Analyst.

17.	“Reportable Fund” is defined in Section 3.1 of the Code, and a list of such funds is found in Exhibit One.

18.
“Research Analyst” means any individual employed by Loomis Sayles who has been designated as a Research Analyst or Research Associate by Loomis Sayles.  A person is considered a Research Analyst only as to those Covered Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Persons or otherwise makes recommendations to Investment Persons beyond publishing their research.  As to other securities, he or she is simply an Access Person.

19.	“Select Broker” is defined in Section 3.4 of the Code.

20.
“Supervised Person” is defined in Section 202(a)(25) of the Advisers Act and currently includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Loomis Sayles, or other person who provides investment advice on behalf of Loomis Sayles and is subject to the supervision and control of Loomis Sayles.

21.
“Volitional” transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, i.e. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a Reportable Fund, and buying or selling shares of a Reportable Fund in a brokerage account or direct account held with the applicable fund’s Transfer Agent.  Volitional transactions are subject to the pre-clearance and reporting requirements under the Code.

4

Exhibit p (xvi)

Renaissance Investment Management
CODE OF ETHICS

December 18, 2014

[GRAPHIC OMITTED]

5 0  EA S T  R I V ER C E N T ER  B O U L E VA R D  ■ S U I T E  120 0

C O V I N G T O N ,  K Y  41011  ■ 8 00. 837 . 3863  ■ 513 . 723 . 4500  ■ F AX  513 . 723. 4 512  ■ ww w. r e n i n v . c o m

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

TABLE OF CONTENTS - CONTINUED

IV.	GIFTS, ENTERTAINMENT AND OTHER SENSITIVE PAYMENTS 19

A.	Gifts 19

B.	Entertainment 20

C.	Sensitive Payments 20

V.	FELONIES, MISDEMEANORS AND SANCTIONS BY REGULATORY ORGANIZATIONS 21

VI.	CODE OF ETHICS HOTLINE / WHISTLEBLOWER PROCEDURES 21

VII.	CONFIDENTIALITY 23

VIII.	RECORDKEEPING 23

IX.	EDUCATION 24

X.	ACKNOWLEDGMENT 24

XI.	QUESTIONS – CONCERNS 24

[GRAPHIC OMITTED

Message from the Managing Partners:

At Renaissance Investment Management (hereafter “Renaissance” or the “Firm”), we strive to exhibit the utmost professionalism in representing the interests of our clients. The ethical culture of Renaissance is of critical importance to us, as is evidenced by the policies and procedures of the Firm, including this Code of Ethics. Please review this Code, and strive to adhere to both its letter and spirit.

I.	GENERAL PRINCIPLES

This Code of Ethics (the "Code") meets the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended. In general, these rules impose an obligation on registered investment companies and their investment advisers and principal underwriters to adopt a written Code of Ethics covering the personal securities trading activities of certain of their officers and employees. This Code also sets forth other policies and procedures designed to aid Renaissance in complying with other federal securities laws.

A.	Definitions

The following terms are used throughout the text of this document:

1.	"Account" means a brokerage or other account that holds or could potentially hold a Reportable Security in which the Associate has a direct or indirect Beneficial Interest.

2.	“Advisers Act” means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

3.	“Affiliate” means an entity that is controlled by, controls or is under common control with Renaissance.

4.
“Affiliated Funds” are investment companies required to be registered under the Investment Company Act of 1940 that are managed by Renaissance or an Affiliate. Affiliated Managers Group provides the updated list of Affiliated Funds promptly after the list is amended.

5.
“Associate” refers to all Renaissance employees. All Associates are Access Persons for purposes  of Rule 204A-1. The Chief Compliance  Officer  has the discretion to deem an Associate a non-access person based on the circumstances of their employment.

For pre-clearance, trading and securities reporting purposes members of the Associate’s Immediate Family (defined as “his or her spouse, domestic partner, fiancée, minor children, and other dependent relatives or persons”) living in the same household are considered Access Persons.

6.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

7.
“Beneficial Interest/Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a) (2) under the Securities Exchange Act of 1934, as amended, in determining whether a person is a beneficial owner of a security for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. As a general matter, "Beneficial Interest" will be attributed to an Associate in all instances where the Associate:

(i)	possesses the ability to purchase or sell the securities (discretion or the ability to direct the disposition of the securities);

(ii)	possesses voting power (including the power to vote or to direct the voting) over such securities; or,

(iii)	receives any benefits substantially equivalent to those of ownership.

An Associate is presumed to be a Beneficial Owner of securities that are held by his/her immediate family members sharing the Associate’s household.

8.
“Buy List” is the list of recommended securities for each of Renaissance’s investment strategies that are not incubated, including actively managed securities currently or previously recommended (still held in accounts due to PM discretion) by Renaissance and alternate securities recommended by Renaissance. Unsupervised Securities and non-Buy List securities held in Frozen Accounts are not considered to be actively managed by Renaissance for the purposes of the Code. Any previously recommended securities held in a client’s managed account due to client direction are excluded from the definition of Buy List securities. Note: For securities with multiple tickers, the Buy List only includes the ticker for the share class that is being recommended by Renaissance. (e.g. if a security has more than one ticker such as Google). Unaffiliated mutual funds that are recommended for clients are not part of the Buy List.

9.	“CCO” means Renaissance’s Chief Compliance Officer. The CCO has the right to delegate his/her responsibilities to other Associates at Renaissance, but retains responsibility to supervise.

10.
“Closed-end fund” An investment company whose shares, once issued and sold by the issuing investment company to the public in a one-time initial public offering, are bought and sold either on stock exchanges or over the counter. The value of the shares is set by the transactions on the secondary market and may be higher or lower than the value of the portfolio securities that make up the closed-end investment company.

11.	“Code” or “Code of Ethics” refers to the current code of ethics that is in force at Renaissance.

12.	“Control" shall have the same meanings as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, a summary of which is:

‘‘Control’’ means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title.

13.	"Firm" and “Renaissance” mean’s The Renaissance Group LLC, doing business as Renaissance Investment Management.

14.
“Frozen Account” means a client account in which the account holder has instructed Renaissance to cease trading securities within an account  due  to death, pending liquidation or transfer of the securities in the account, etc.

15.	“Gift” means a gift, as broadly defined, received or given by Renaissance or an Associate in relation to Renaissance’s business.

16.	“Incubated Strategy” is a Renaissance investment strategy which only contains Associate or beneficially owned accounts.

17.
“Initial Public Offering” is the first sale of an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”) to the public, by a private company subject to the registration requirements of Section 5 of the Securities Act.

18.	“Limited Offering” means an offering of securities pursuant to an exemption from the registration requirements of the Securities Act.

19.	“Model Change” means changes in existing models (Buy Lists) initiated by a portfolio manager or analyst wherein one or more securities are added or removed from current models (Buy Lists).

20.
“Open-end fund” Used in the context of general equities, is a mutual fund that continually creates new shares on demand. Mutual fund shareholders buy the funds at net asset value and may redeem them at any time at the prevailing market prices.

21.
“Reportable Security” means all securities in which an Associate has a Beneficial Interest or discretion, with the following five exceptions  listed below. Note: A Reportable Security means a security as defined in Section 202(a)(18) of the Act (15 u.s.c. 80b-2(a)(18)), which includes all instruments that are considered a “security” under the Investment Advisers Act of 1940.

Reportable Securities specifically do not include the following five types of securities:

(i)	Transactions and holdings in direct obligations of the Government of the United States;

(ii)	Money Market instruments - bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

(iii)	Shares of money market funds;

(iv)	Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and,

(v)	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

For purposes of clarification, the following securities are examples of Reportable Securities:

•	stocks

•	bonds, including government agency bonds

•	municipal bonds

•	closed end funds

•	exchange traded funds (“ETFs”)

•	Affiliated Funds

•	American Depositary Receipts (“ADRs”)

•	options

•	futures

•	foreign unit trusts

•	foreign mutual funds

•	investment clubs

•	dividend reinvestments that are directed by an Associate

•	stock purchase plan acquisitions directed by an Associate

•	warrants

•	limited partnerships – including hedge funds

•	private placements

22.
“Restricted List” is a list of securities maintained by the CCO for which Renaissance or an Associate of Renaissance may be in possession of material- non-public information. Securities will remain on the Restricted List until the material-non-public information becomes public information at which time the security will be removed from the list.

23.	"Public Company" means any entity subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934.

24.
“Short-Term Trading” is the purchase and sale of a security within 30 days in the same account. Sales and subsequent purchases are not considered short-term trading unless the security that is purchased is sold again.

25.
“Unsupervised Securities” means any securities requested to be held by a client in his/her custodial account, which are not actively managed or charged a management fee by Renaissance, including securities that are sold by Renaissance when an account transitions to the Firm. In some wrap platforms, these securities are referred to as securities held below the line.

B.	Responsibility

It is the responsibility of Renaissance’s Management to ensure that Renaissance conducts its business with the highest level of ethical standards in keeping with its fiduciary duties to its clients. Accordingly, this Code of Ethics provides details of the regulatory and ethical standards to which all Renaissance Associates must adhere.

C.	Duty to Clients

Renaissance has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. Renaissance must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients. Renaissance Associates must disclose any conflicts of interest between their personal accounts/Renaissance/affiliate interests and the client’s accounts/interests to the CCO. This is accomplished through one on one Associate meetings with the CCO, if the Associate has conflicts to disclose, and the Annual Certification Form.

D.	Prohibited Acts

Associates must comply with applicable federal securities laws. Associates are prohibited, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any client accounts from:

1.	Employing any device, scheme or artifice to defraud;

2.	Making any untrue statement of a material fact;

3.	Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4.	Engaging in any fraudulent or deceitful act, practice or course of business; or engaging in any manipulative practices; and,

5.	Using research or software procured from soft dollars for your own personal benefit.

E.	Use of Disclaimers

Renaissance shall not attempt to limit liability for willful conduct or gross negligence through the use of disclaimers.

F.	Suitability

Renaissance shall only recommend those investments that are suitable for a client, based upon the client's particular situation and circumstances. This is typically done based on the client’s written Investment Policy and Guidelines. If a client does not have such a document, then Renaissance will request that the client complete an Investment Objective Questionnaire.

G.	Duty to Supervise

Renaissance is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

1.	Establishing procedures that could be reasonably expected to prevent and detect violations of Renaissance’s Code of Ethics by its Associates;

2.	Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3.	Ensuring that all advisory personnel fully understand Renaissance’s policies and procedures; and,

4.	Establishing a review system designed to provide reasonable assurance that Renaissance’s policies and procedures are effective and being followed.

H.	Conflicts of Interest

Renaissance has a duty to disclose potential and actual conflicts of interest to its clients. All Associates have a duty to report potential and actual conflicts of interest to Renaissance. It is not possible to provide a precise or comprehensive definition of a conflict of interest. However, one factor that is common to all conflicts of interest situations is the possibility that an Associate’s actions or decisions will be affected because of actual or potential differences between or among the interests of Renaissance, its affiliates or clients, and/or the Associate’s own personal interests. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to Renaissance, its affiliates or clients, or any gain to Renaissance or the Associate, regardless of the motivations of the Associate involved.

Associates must avoid other employment or business activities, including personal investments, which interfere with their duties at Renaissance. Investments by Associates that interfere with their duties at Renaissance divide loyalty, or may create an actual or apparent conflict of interest. Each Associate must promptly report any situation or transaction involving an actual or potential conflict of interest to the CCO. In each instance, the CCO and a Managing Partner or Senior Partner shall be responsible for determining if a conflict of interest exists, and if a conflict exists, how it should be remedied. Meetings between an Associate and the CCO to report potential conflicts and the Annual Certification Form will be the methods used to communicate Associate conflicts or potential conflicts to the CCO.

Examples of potential conflicts are family members who work for Renaissance vendors or who sit on the board of a publicly traded company in which Renaissance may invest.

I.	Outside Employment

No Associate shall be employed by, or accept any remuneration from, or perform any services for, any person or entity, including serving as a trustee or general partner of a partnership other than Renaissance or any Affiliate of Renaissance, except as specifically authorized by a Managing Partner or Senior Partner of Renaissance. The Associate shall submit an Outside Employment Approval Form to the CCO for review and approval prior to obtaining outside employment. If the Associate changes his/her place of outside employment, a new form must be submitted to the CCO for approval. In no event should any Associate have any outside employment that might cause embarrassment to or jeopardize the interests of Renaissance, interfere with the operations of Renaissance, or adversely affect his/her productivity or that of other Associates.

J.	Diversion of Firm Business or Investment Opportunity

No Associate shall acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his/her attention as a result of his/her association with Renaissance in which he/she should reasonably know Renaissance or clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to the CCO and receiving specific written authorization from the CCO.

K.	Serving on the Board of Directors of a Public/Private Company or Charitable Organization

Associates may serve on the Board of Directors of a publicly traded company, private company or charitable organization. Any board directorships must be approved by the CCO and Associates must complete a Board Directorship Reporting Form. The CCO will document this potential conflict of interest and track all directorships. When serving as Board members, Associates may serve in an investment related position on the board (e.g. investment committee member) if they do not provide selection advice regarding specific securities (e.g. allowable activities include selection of investment advisors, asset allocation management or investment policy creation). It is the Board member/Associate’s responsibility to notify the CCO of any new Board service or the termination of such service.

L.	Rumors

An Associate is prohibited from intentionally or unintentionally starting or participating in rumors regarding any Reportable Security.

II.	PERSONAL SECURITIES TRANSACTIONS

Advisers Act Rule 204-2

A.	Purpose

The following procedures are designed to ensure that conflicts with client interests are avoided and that Renaissance Associates conduct their personal trading activities in a manner consistent with Renaissance’s fiduciary obligations and regulatory requirements.

B.	Responsibility

The CCO shall ensure that current and accurate records of all covered personal securities transactions of all Renaissance Associates are maintained.

C.	Reporting

1.
Initial/Annual Holding Reports: Each Associate must submit to the CCO a report of all Accounts which hold or could potentially hold Reportable Securities and a list of Reportable Securities contained in those Accounts initially within 10 calendar days of his/her employment and thereafter on an annual basis, no later than February 14th of each following calendar year with a date as of 12/31 of the previous year. The information in the report must be current as of a date within 45 calendar days prior to the date the report is submitted. The Annual Holdings Report form is distributed and maintained by the CCO.

2.
Quarterly Transaction Report: Each Associate must submit a report of his/her personal securities transactions in Reportable Securities during the calendar quarter to the CCO no later than 30 calendar days after the end of each calendar quarter. The Quarterly Transaction Report will be maintained and distributed quarterly by the CCO. Duplicate quarterly and annual brokerage account statements can be submitted in lieu of listing the holdings/transaction information on  the Quarterly Transaction Reports and Holdings Reports, provided all of the required holdings/transaction information is contained in the statements.

Additionally, each Associate must update their list of Accounts quarterly when submitting his/her Quarterly Transaction Report.

Rule 204A-1 permits three exceptions to personal securities reporting. No reports are required:

•	With respect to transactions effected pursuant to an automatic investment plan.

•	With respect to securities held in accounts over which the access person had no direct or indirect influence or control.

•	In the case of an advisory firm that has only one access person, so long as the firm maintains records of the holdings and transactions that rule 204A-1 would otherwise require be reported.

3.	Supplemental Data: The CCO may require Associates to provide supplemental transactional data at year-end, in order to reconcile one Associate Annual/Initial Holdings Report to the subsequent one.

4.
Duplicate Brokerage Confirmation and Statements: A duplicate confirmation of trades for Reportable Securities should be sent (by the brokerage firm, if possible) to the CCO at: Renaissance Investment Management, Attn: CCO at Renaissance’s mailing address. The CCO should be listed as an interested party in order to receive copies of trade confirmations for all Accounts in which an Associate has a Beneficial Interest that contain or potentially contain Reportable Securities.

Transactions affected in any account over which Associates do not have direct or indirect influence or control, are not required to be reported or if an interested party cannot be added (e.g. 401(k) or stock plan).

D.	Beneficial Interest

1.
The term “Beneficial Interest” is defined in Section I.A.7. For purposes of clarification, an Associate is presumed to have a Beneficial Interest in and therefore an obligation to pre-clear and report, the following:

a.	Reportable Securities owned directly by an Associate in his/her name;

b.	Reportable Securities owned by an Associate indirectly through an Account or investment vehicle for his/her benefit, such as an IRA, brokerage account, 529 plan, family trust or partnership;

c.	Reportable Securities owned in which the Associate has a joint ownership interest, such as securities owned in a joint brokerage account;

d.
Reportable Securities in which a member of the Associate’s immediate family (defined as “his/her spouse, domestic partner, fiancée, minor children, and other dependent relatives or persons”) living in the same household has a direct, indirect, or joint ownership interest with the Associate; and,

e.	Reportable Securities owned by trusts, private foundations, or other charitable accounts for which the Associate has investment discretion (other than accounts that are managed by Renaissance).

2.
a. An exception to the reporting and pre-clearance rules outlined in Section II.E applies to the following Accounts for which the Associate has no direct or indirect (other than Section II.E.1.c) influence or control:

1.
Accounts managed by a third party investment adviser. If an Account is managed by a  non-affiliated third party investment adviser, then the Associate must obtain and submit an Affidavit for Non-Renaissance Managed Accounts to the CCO.

2.
An Associate’s Account managed by Renaissance, for which he/she is not the Portfolio Manager. His/her Account also must be managed consistent with the other clients in the strategy and his/her trades must be executed at the end of the trading rotation in order to qualify for the pre- clearance exceptions and quarterly reporting exceptions outlined in this section. However, Annual/Initial Holdings Reports are still required under Section II.C.1. If the Associate exercises investment discretion for his/her own Account managed by Renaissance other than model changes, rebalancing, opening or closing an account, the reporting and pre- clearance requirements of Section II will apply.

3.
An Associate’s Account managed by Renaissance for which he/she is the Portfolio Manager, provided his/her Account is managed consistent with the other clients in the strategy and his/her trades are executed at the end of the trading rotation. However, Annual/Initial Holdings Reports are still required under Section II.C.1. If the Associate exercises investment discretion for his/her own Account managed by Renaissance other than model changes, rebalancing, opening or closing an account, the reporting and pre-clearance requirements of Section II will apply.

b. An exception to the reporting and pre-clearance rules outlined in Section II.E (other than Section II.E.1.c) also applies to transactions effected pursuant to an automatic investment plan, which includes dividend reinvestment plans. However, the initial set up of an automatic investment plan is subject to Section II.E.

E.	Pre-Clearance of Trades and Prohibited Transactions

1.	Pre-Clearance of Trades and Review

a.	Pre-Clearance Form: All Reportable Securities must be pre-cleared other than the following exceptions:

•	Acquisition of stock dividends,

•	Fixed Annuities

•	Variable Annuities (underlying non-affiliated funds) – affiliated funds must be pre-cleared.

•	Subsequent dividend reinvestments,

•	Subsequent automatic investments,

•	stock splits,

•	reverse stock splits,

•	mergers,

•	consolidations,

•	Unaffiliated mutual funds

•	spin-offs,

•	tender offers,

•	futures and options on currencies or on a broad based securities index,

•
purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

Associates must submit a Pre-Clearance Form to the CCO for all transactions in Reportable Securities not excluded above on the day they want to execute a transaction via the pre-clearance system or e-mail. If the intended transaction is not a Prohibited Transaction (as defined in Section II.E.2.a below), the pre- clearance system will automatically approve the intended transaction and communicate the approval to the Associate. If the Associate wants an exception override or another type of manual override is used, the  CCO, or  his/her designee, will provide the manual override approval. The pre-clearance is only valid for the date approved for all securities except for Private Placements, Hedge Funds, Limited Partnerships, initial automatic investments and limit orders, and is not in effect until approval is received from the CCO. The CCO will submit his/her Pre-Clearance Form to a Managing Partner or a Senior Partner of Renaissance via the pre-clearance system, or e-mail if the system does not automatically approve the Pre-Clearance Form.

The CCO may pre-clear an investment transaction via e-mail if the Associate is traveling; the pre-clearance system is down; the system cannot currently accept the pre-clearance, such as direct investments, commodities, etc.; or for any other reason the CCO deems necessary. The e-mailed pre-clearance will be kept electronically and the information transferred to the pre-clearance system.

Note: Accidental mistakes made by an Associate in pre-cleared financial account numbers or number of shares will not be considered a violation of the pre-clearance policy and will be corrected on the pre-clearance system` when the transaction confirmation is received. If this occurs three or more times in the same calendar year, the CCO will issue a written warning to the Associate.

b.
Automatic Investment Plans: Automatic Investment Plans, sometimes referred to as Dividend Reinvestment Plans (“DRIPS”), must be pre-cleared when they are initially established and again for any changes to the recurring pre-cleared amount. Any subsequent purchases or sales in a Reportable Security in accordance with an Automatic Investment Plan are not subject to pre-clearance or prohibited transaction rules promulgated herein. Pre-clearances for automatic investment plans need to be pre-cleared at least three (3) business days prior to the initial investment.

c.
Buy List Security Annual Purchase Exceptions: Associates are allowed to sell up to five (5) Buy List securities in a calendar year. The sale transaction can only be executed if there are no model change transactions being executed in the security being sold and it has been three (3) days since the model change transactions have been completed.

d.
Buy List Security Bought 30 or More Days Prior to Being Added to The Buy List: An Associate can sell a Buy List security at any time, if it was purchased 30 or more days prior to it being added to the Buy List. A current Associate who can prove they owned the Buy List security before they worked for Renaissance may sell the shares previously owned if they provide evidence of ownership prior to employment. The sale transaction can only be executed if there are no model change transactions being executed in the security being sold and it has been three (3) days since the model change transactions have been completed.

e.
Limited/Private Offerings: Acquisitions of securities in private offerings, limited offerings, limited partnerships or hedge funds need to be pre-cleared as provided in Section II.E.1.a. Notwithstanding any language to the contrary in this Code, an Associate is only required to pre-clear any transaction that they have discretion over (e.g., the initial investment to a limited partnership would have to be pre- cleared but non-discretionary draws by the partnership do not have to be pre- cleared). Since Renaissance does not invest in hedge funds, limited partnerships or other private offerings and the Associate does not control when the initial investment will occur in the investment process, the Associate needs to pre-clear the investment on the date of or prior to the date the investment process is initiated (paperwork is signed).

2.	Prohibited Transactions

a.
Securities on a Renaissance Buy List: In order to avoid any  actual or apparent conflicts of interest with Renaissance trading on behalf of its clients, Renaissance does not permit any personal trading in securities:

•	that are currently on any Renaissance Buy List, except in limited cases such as Hardship Exemptions (as described in Section II.E.3 below);

•	except in Automatic Investment Plans (as described in Section II.E.1.b above);

•	except in Buy List securities owned prior to employment with Renaissance as described in Section II.E.1.d above;

•	except if a Buy List security was purchased 30 days or more prior to being added to a Renaissance Buy List (as described in Section II.E.1.d above); and,

•	except for the five (5) Buy List securities that can be sold in a calendar year (as described in Section II.E.1.c above).

If Renaissance believes a security will be added to the Buy List imminently (within the next 5 business days), trading in that security is prohibited. Additionally, Renaissance does not permit any personal trading in securities that were recently on a Renaissance Buy List until 3 trading days after the completion of the last sale of that security from client accounts. The transactions the day before and the day of the trade, up to the time of the pre-clearance approval, will also be reviewed before pre-clearance is granted. In the CCO’s absence, another member of Senior Management will conduct the review.

b.
Securities Not on a Renaissance Buy List: In furtherance of the objective of avoiding any actual or perceived conflicts of interest, Renaissance does not permit any personal trading in securities in which Renaissance traded for a client on the prior day, unless the trade was in the common stock of a company with a current market capitalization exceeding $1 billion and the sum of the Renaissance client trades in the security were less than 1,000 shares. The CCO will use his/her best efforts to determine if Renaissance will trade in the security in question during the remainder of the current day before a pre-clearance is granted.

c.
Short-Term Trading: Short-term trading in Buy List securities and Affiliated Funds is prohibited. Associates are allowed to short-term trade non-Buy List securities an unlimited number of times for a loss and are limited to 24 trades for a profit in a calendar year.

d.
Special Issues/Limited Offerings: Associates are prohibited from acquiring securities through Initial Public Offerings (“IPO’s”) for equity securities. Renaissance Associates may begin trading a new issue as soon as the secondary market trading in that security has begun. This prohibition does not apply to initial offerings of open ended mutual funds, private offerings, limited offerings or limited partnerships.

e.
Limit/Stop Loss Orders: Limit orders are allowed with pre-clearance on the day the order is placed. Notwithstanding any language to the contrary in this Code, the order may be good for up to 30 days without pre-clearance re- approval.

3.	Hardship Exemption

An Associate may submit to the CCO a request for an exemption from the prohibited transactions, outlined in Sections II.E.2.a. through b., above, with respect to the sale of a security due to a hardship situation (e.g., unforeseen medical, college or other significant expenses or the purchase of a home). All requests must be in writing and state the reason(s) for the hardship sale of the security. Any such request will require the approval of a Managing Partner or Senior Partner and the CCO. Any such waiver request may be approved or denied at Renaissance’s sole discretion, and any such decision will be final. If Renaissance approves a hardship exemption request, Renaissance may require certain conditions to be met by the Associate in conducting the personal trade(s) to ensure that there is no actual or apparent conflict of interest created by the exemption.

4.	Gifts of Reportable Securities

The giving, or receiving of a gift, of a Reportable Security in the form of a gift to or from an Account in which an Associate has a Beneficial Interest is not subject to the pre-clearance rules promulgated under this Section II.E.

5.	Testing for Compliance and Resolution of Violations

The CCO, or  a designee, shall be responsible for ensuring periodic reviews  of personal securities transactions are conducted to ensure compliance with both the letter and the spirit of this Code of Ethics. The Chief Operations Officer (“COO”), or his/her designee, will be responsible for approving and overriding any CCO transactions. The CCO will be responsible for determining  appropriate  remedial action if violations are discovered. Such remedial actions can include, but are not limited to: a memorandum to the Associate; administrative warnings; demotion; monetary penalties; suspension; revocation of trading privileges; trade cancellation, sell positions at a loss, dismissal from Renaissance, etc.

Additionally, in the case of an Associate engaging in a prohibited transaction, the CCO may require the Associate to reverse the transaction and disgorge any realized profits to charity. These are guidelines only, so Renaissance can apply any appropriate sanction depending on the circumstances of the violation.

III.	INSIDER TRADING

Advisers Act Section 204A

A.	Supervisory Responsibility

The CCO shall be responsible for implementing, monitoring and enforcing Renaissance’s policies and procedures against insider trading embodied in this section of the Code. In addition, all Associates are subject to Affiliated Managers Group, Inc.’s Insider Trading Policies and Procedures, which is provided to Associates under separate cover.

B.	Section 204A of the Adviser Act

Section 204A requires all investment advisers to establish, maintain and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the Securities and Exchange Act of 1934. This conduct is frequently referred to as "insider trading."

C.	Definitions

1.
Insider: The term “insider” is broadly defined. It includes officers and associates of the firm who (by virtue of his/her employment or other close association) has insider information on a publicly traded firm. Insider information is  defined as material information about a company's activities that has not been disclosed to the public. In addition, a person can be a “temporary insider” if that person enters into a special confidential relationship in the conduct of the firm’s affairs and, as a result, is given access to information solely for the firm’s purposes. A temporary insider can include, among others, the firm’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the firm may become a temporary insider of a client it advises or for which it performs other services. If a client expects the firm to keep the disclosed non-public information confidential and the relationship implies such a duty, then the firm will be considered an insider.

2.
Insider Trading: The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the effecting of securities transactions while in possession of material, non-public information (whether or not one is an “insider”) or to the communication of material, non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

a.	Trading by an insider, while in possession of material non-public information;

b.
Trading by a non-insider (also called a “temporary insider”), while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; and,

c.	Communicating material non-public information to others.

3.
Material Information: The term “material information” is generally defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a firm’s securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and extraordinary management developments.

4.
Non-Public Information: Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

D.	Renaissance’s Policy on Insider Trading

All Associates are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A. After an Associate has received information, he/she should refrain from trading while in possession of that information unless he/she first determines that the information is public, non-material, or both. The Associate also must refrain from disclosing the information to others, such as immediate family, domestic partners, relatives, and/or business or social acquaintances. The  Associate  will immediately report any “material non-public information” to the CCO and not report it to anyone else in the Firm. If the Associate has any questions as to whether the information is material and nonpublic, he/she must resolve the question with the CCO before trading, recommending trading, or divulging the information to anyone other than the CCO.

In accordance with this policy to prevent trading of public securities based on material, non-public information, the CCO will maintain a “Restricted List” that identifies any securities that cannot be purchased for an Associate, client or firm owned accounts because material, non-public information may have been received by an employee(s) of Renaissance. Whether the security is added to the Restricted List will depend on the CCO’s investigation of who possesses the “insider information” at the Firm and who it has been distributed too within the Firm. The CCO has the option to restrict a single person from securities transactions in that security if he/she deems that person is the only one with the “insider” knowledge and that fact is documented by the CCO. The issuer names on the Restricted List may be coded as “prohibited” in Renaissance’s pre- clearance system and if the knowledge is known by a decision maker (e.g. Portfolio Manager/Analyst) the Performance & Portfolio Analyst will ensure Renaissance does not act on this information for Renaissance’s clients for their personal use or in their strategy until it becomes public knowledge. After the information becomes public knowledge, the security will be removed from the Restricted List and Associates and Renaissance will be able to trade freely in the security.

E.	Affiliated Managers Group Insider Trading Policies & Procedures

As an affiliate of Affiliated Managers Group (“AMG”), all Associates are subject to the AMG Insider Trading Policies & Procedures. The AMG Insider Trading Policies & Procedures is posted on the Renaissance intranet and incorporated into this Code by reference. When updates are made to the AMG Insider Trading Policies & Procedures, the CCO sends an e-mail notifying Associates the updated manual has been posted on the intranet for Associate review. The AMG Insider Trading Policies & Procedures describes the specific trading procedures for securities of AMG. All transactions require pre-clearance by the CCO together with AMG’s Clearance Officer, or his/her designee.

F.	Prevention of Insider Trading

To prevent insider trading from occurring, the CCO shall:

1.	Design an appropriate educational program and provide educational materials to familiarize Associates with Renaissance’s policy;

2.	Answer questions and inquiries regarding Renaissance’s policy;

3.	Review Renaissance’s policy on a regular basis and update it as necessary to reflect regulatory and industry changes;

4.	Resolve issues as to whether information received by an Associate constitutes material and non-public information; and,

5.	Upon determination that an Associate has possession of material non-public information:

a.	Implement measures to prevent dissemination of such information; and,

b.	Restrict Associates from trading in any affected securities.

G.	Detection of Insider Trading

In order to detect insider trading and inappropriate personal securities transactions, the CCO shall, from time to time:

1.	Review or have his/her designee review the trading activity reports filed by Associates;

2.	Review the trading activity of Renaissance Associate accounts; and/or,

3.	Coordinate the review of such reports when necessary, with other appropriate Associates of Renaissance.

H.	Sanctions

Any violation of the Insider Trading Policy can be expected to result in serious sanctions by Renaissance. Upon learning of a potential insider trading violation, the CCO shall prepare a report for the Managing Partners and Senior Partners of Renaissance that provides details and recommendations for further action, which may include but is not limited to reprimands, demotions, monetary penalties, disgorgement of profits, suspensions and/or dismissal, etc.

I.	Acknowledgement

Renaissance requires that all Associates acknowledge in writing that they have reviewed and agree to comply with Renaissance’s policy and procedures on Insider Trading on the Annual Certification Form.

IV.	GIFTS, ENTERTAINMENT AND OTHER SENSITIVE PAYMENTS

A.	Gifts

It is common practice in business to give and receive Gifts in the conduct of business. However, such giving and receiving of Gifts creates the potential for real and perceived conflicts of interest. It is generally Renaissance’s policy to discourage Associates from giving Gifts in dealings with clients, prospects, vendors and other third parties. Likewise, Renaissance discourages the receipt of gifts. The following policies and procedures are designed to put limits on these Gifts and properly monitor them to ensure that no actual or potential conflicts of interest arise.

1.	Logging and Approval of Gifts

a.
Gifts of over $10 must be reported to the CCO and recorded on the gift log, whether given or received. Gifts greater than $100 are prohibited  unless approved by the CCO, whether given or received by Renaissance  or  an Associate of Renaissance. There is a cumulative $100 calendar year limit for the receipt or giving of gifts to or from a brokerage firm, client, vendor or any third party (e.g.: Morgan Stanley, Broadridge, Cincinnati Bell).

b.
The definition of Gifts includes paying for lodging, travel expenses or any other business expense for another person, excluding meals. Accordingly, such practices are subject to these policies and procedures.

c.
Gifts of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash are prohibited with the following exception. A gift card of $10 or less may be accepted by an Associate. Under no circumstance is it acceptable for an Associate to sell a Gift for his/her profit or for the profit of Renaissance.

d.
Acceptance of a Gift that is directed to Renaissance should be reported to the CCO by the recipient. Such a Gift, if approved, will be accepted on behalf of, and treated as the property of Renaissance.

e.
Gifts are permitted only when made in accordance with applicable laws and regulations and in accordance with generally accepted business practices in the various countries and jurisdictions where Renaissance does business.

f.
If an Associate receives a Gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Renaissance. If the Gift has already been received and cannot be returned, it will be donated to a charity of a Managing Partner’s or  Senior  Partner’s choice. If it is a gift received by a Managing Partner or Senior Partner, it will be donated to a charity of the CCO’s choice. Any question as to the appropriateness of any gift should be directed to the CCO.

B.	Entertainment

Renaissance recognizes that occasional participation in business entertainment with representatives from organizations with whom Renaissance transacts business, such as clients, potential clients, or any person or entity that does or seeks to do business with or on behalf of Renaissance, can be useful in relationship building and is a common practice in business. Examples of such business entertainment include: lunches; dinners; cocktail parties; golf outings; or attending professional sporting events. However, such entertainment practices do give rise to potential for real and perceived conflicts of interest. It is generally Renaissance’s policy to discourage an Associate from relying heavily on entertainment in relationship building with clients, prospects, vendors and other third parties. Likewise, Renaissance discourages the receipt of entertainment. The following policies and procedures are designed to put limits on these activities and properly monitor them to ensure that no actual or potential conflicts of interest arise.

1.
Occasional participation by an Associate in business entertainment for legitimate business purposes is permitted provided a representative from both organizations (the host and the recipient) attends the event.

2.
If the estimated value of the entertainment (excluding meals) exceeds $250 per person, the Associate must consult with the CCO to determine if it gives rise to actual or potential conflicts of interest. This applies to cases in which the Renaissance Associate is the host as well as the recipient of the entertainment. The CCO may bring the matter to the attention of a Managing Partner or Senior Partner. Associates are not strictly prohibited from accepting entertainment with a value over $250 (e.g., a college or pro basketball, baseball, football game). However, it is imperative that Renaissance gain comfort that such entertainment opportunities are isolated in nature and do not jeopardize an Associate’s objectivity.

3.
Renaissance requires its Associates to pay for their own business lodging and other travel expenses. Legitimate business expenses will be reimbursed to the Associate by Renaissance in accordance with the Firm’s Travel Policy. An exception may be made if a Renaissance Associate speaks at an industry conference and is reimbursed for travel expenses, meals and lodging and/or given free attendance to the conference.

C.	Sensitive Payments

Associates are strictly prohibited from:

1.	Using Renaissance’s name or funds to support political candidates or issues, or elected or appointed government officials;

2.	Paying or receiving bribes or kickbacks in violation of any law applicable to the transaction; and,

3.
Making payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

Associates may make charitable contributions or political contributions of any kind in his/her own name, but may not use or in any way associate Renaissance’s name with such contributions (except as may be required under applicable law). All political contributions by an Associate or an Associate’s family members must be approved by the CCO in writing prior to any contribution being made according to the current Renaissance Pay to Play Policy. Note: Please refer to the Renaissance Pay to Play Policy for additional details. The policy is located on the Renaissance intranet or available upon request.

The above notwithstanding, Renaissance makes charitable contributions in the normal course of business in the furtherance of relationships within the business community. Such contributions require the approval of a Managing Partner or Senior Partner and reporting to the CCO.

V.	FELONIES, MISDEMEANORS AND SANCTIONS BY REGULATORY ORGANIZATIONS

As an investment advisor registered with the SEC, Renaissance is required to complete Form ADV Part 1. This form is submitted to the SEC on an annual basis or as material changes occur.

As part of Form ADV Part 1, Renaissance must disclose any past felonies, misdemeanors within the financial industry or causes for sanctions by regulatory organizations committed by any of Renaissance’s Associates. The specific questions from Form ADV Part 1 are reproduced and incorporated in the Annual Certification Form. Each Associate is responsible for answering the questions listed in the ADV section of the Annual Certification Form. If an Associate can answer “yes” to any of the questions contained in ADV the section of the Annual Certification Form either now or throughout the year, he/she has an obligation to immediately inform the CCO.

VI.	CODE OF ETHICS HOTLINE / WHISTLEBLOWER PROCEDURES

Section 21F (h)(1) of the Exchange Act of 1934

A.
Conflicts of Interest, unlawful activity (e.g. violation of state or federal law), theft, bribery, fraud, suspicious activity, incorrect financial reporting, tax evasion, or any situation or occurrence that any Associate observes or suspects may violate the Code of Ethics, any other Renaissance Policy, applicable Federal or state securities law or statute should be immediately reported to the CCO. If the Associate feels uncomfortable reporting the activity or asking their question in the work environment, please contact the CCO at home at the number listed on the Renaissance intranet site. If the Associate suspects the CCO of wrongdoing, they should notify a Managing Partner or Senior Partner of Renaissance. All communications will be treated with the utmost sensitivity and every effort will be made to protect the complainant’s identity with the appropriate regard for confidentiality. This policy is designed to encourage Associates to include their name with the allegation(s) because appropriate follow-up questions and investigation may not be possible unless the source of the information is identified.

B.
Concerns expressed anonymously will be explored appropriately and consideration will be given to the seriousness of the issue raised, the credibility of the concern and the likelihood of confirming the allegation from attributable sources. However, if reported anonymously, the CCO will be unable to apprise the Associate of the actions taken. If an Associate decides to report allegations in an anonymous fashion, they should write as much detail regarding the action, or violation of policy/law as possible; reporting the dates, systems, clients and periods involved. This information should be mailed in hardcopy to Renaissance’s current address to the attention  of the CCO, or to the attention of a Managing Partner or Senior Partner in the case of alleged wrongdoing by the CCO. Ensure the envelope does not contain any identifiable name and/or address and should be mailed from a post office instead of from a home address.

Allegations made in bad faith (i.e. knowingly making false accusations) may result in disciplinary action for the Associate. Any direct or indirect discrimination in the terms or conditions of an Associates employment, discharge, demotion, suspension, threatening, harassment or retaliation by any party against the “Whistleblower” who has reported the incident in good faith to Renaissance, SEC, DOL or other regulatory agency will constitute a further violation of this code.

C.	Investigative/Reporting Procedures

Renaissance hereby adopts the following procedures that are intended (1) to effect compliance with applicable laws, rules and regulations to which Renaissance is subject, and (2) to protect its supervised persons from retaliation under circumstances where they report possible violations of Federal securities laws internally or externally.

1.	Requirement to Report Violations

All supervised persons shall promptly report to Renaissance’s CCO, or to his/her designee, evidence of:

(i)	a violation of any Federal or state securities laws;

(ii)	a breach of fiduciary duty arising under any Federal or state laws; or,

(iii)
a similar violation of any Federal or state law by Renaissance or any of Renaissance’s supervised persons. The CCO shall review all such reports (“Reports”) and provide such Reports to the Managing Partners  and Senior Partners of Renaissance.

2.	Consultation with Counsel
Upon receipt of any such Reports, the CCO and COO may consult with legal counsel to determine whether an investigation and/or self-reporting to any regulatory body is recommended and/or necessary or determine it themselves.

3.	Investigation

If, after consultation with counsel or review by the CCO and COO, it is determined that an internal investigation is necessary, the CCO may:

a.
Advise the Managing Partners and Senior Partners of the existence of  the Report, including all relevant facts and circumstances relating to such Report, and the determination reached after consultation with counsel or their review;

b.	Establish a reasonable timeframe for, and initiate an investigation, which may be conducted by Renaissance’s CCO with assistance from the COO/legal counsel, if necessary;

c.	Apprise the Managing Partners and Senior Partners of the results of the investigation and, recommend appropriate remedial measures to be taken upon a finding of:

(i)	a violation of any Federal or state securities laws;

(ii)	a breach of fiduciary duty arising under any Federal or state laws; or,

(iii)	a similar violation of any Federal or state law by Renaissance or any of Renaissance’s supervised persons.

4.	Self-Reporting to Regulatory Authorities

If, upon the conclusion of an internal investigation that results in a finding of:

(i)	a material violation of any Federal or state securities laws;

(ii)	a breach of fiduciary duty arising under any Federal or state laws; or

(iii)	a similar violation of any Federal or state law by Renaissance or any of Renaissance’s supervised persons,

the Managing Partners, Senior Partners and/or the CCO may consult with counsel in an effort to determine whether self-reporting of such violation is necessary and/or recommended.

VII.	CONFIDENTIALITY

All reports and documents are strictly confidential and will not be discussed with any unauthorized Associate of Renaissance. The reports/documents will be made available, however, to the Securities and Exchange Commission, DOL, Affiliated Managers Group, auditors or other regulatory bodies with authority to review such reports/documents, if requested. Other than those limited purposes, the reports/documents will be kept in a secure location/data storage location once they have been reviewed.

VIII.	RECORDKEEPING

Renaissance will maintain in its records the following:

1.	A copy of the Code that is or was in effect;

2.	Records of any violations of the Code;

3.	Actions taken as a result of any violations;

4.	Copies of the Associate’s acknowledgment of receipt of the Code (Annual Certification Form);

5.	All reports and forms required to be filed by Associates under the Code;

6.	A record of all Associates who are or were required to file reports under this Code, or who are or were responsible for reviewing these reports; and,

7.	Pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchase of a limited offering.

The retention period is five (5) years from the end of the fiscal year in which the transaction occurs, in an easily accessible place, the first two (2) years onsite.

IX.	EDUCATION

Renaissance will provide Associates with periodic training regarding the Firm’s Code of Ethics and related issues to educate Associates regarding their obligations, any amendments and regulatory changes. Associates are encouraged to ask the CCO questions regarding the Code.

X.	ACKNOWLEDGMENT

Renaissance requires that all Associates acknowledge in writing that they understand and agree to comply with Renaissance’s Code of Ethics. In addition, receipt of any amendments to the Code will require an acknowledgement by Associates in writing using the Annual Certification Form.

XI.	QUESTIONS – CONCERNS

If an Associate has any questions or concerns regarding any definitions or duties imposed on them by this Code, he/she should immediately consult with the CCO.

Exhibit p (xxiii)

[GRAPHIC OMITTED]
Victory Capital Management Inc.
Code of Ethics
Effective November 1, 2014

Last updated October 29, 2014

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

Table of Contents

...         PAGE

I. INTRODUCTION	3
II. DEFINITIONS	4
III. CULTURE OF COMPLIANCE	6
IV. POLICY STATEMENT ON INSIDER TRADING	7
A. Introduction	7
B. Scope of the Policy Statement	7
C. Policy Statement	7
D. What is Material Information?	7
E. What is Non-Public Information?	8
F. Identifying Inside Information	8
G. Contact with Public Companies	8
H. Tender Offers	8
I. Protecting Sensitive Information	9
V. CONFLICTS OF INTEREST	9
A. Gifts and Entertainment	9
B. Political Contributions	10
C. Other Outside Activity	11
D. Other Prohibitions on Conduct	12
VI. STANDARDS OF BUSINESS CONDUCT	12
VII. PERSONAL TRADING, CODE OF ETHICS REPORTING AND CERTIFICATIONS	13
A. Employee Investment Accounts	13
B. Employee Investment Account Reporting	13
C. Personal Trading Requirements and Restrictions	14
D. Representation and Warranties	16
E. Review of Employee Communications	16
F. Certification of Compliance	17
G. Review Procedures	17
H. Recordkeeping	17
I. Sanctions	17
J. Whistleblower Provisions	18
VIII. CONFIDENTIALITY	18
IX. REPORTING TO THE VICTORY FUND BOARD	18
X. VIOLATION GUIDELINES	19
APPENDIX 1 - AFFILIATED FUNDS	20
APPENDIX 2 - APPROVED BROKER LIST	21
APPENDIX 3 - INVESTMENT ACCOUNT DISCLOSURE	22
APPENDIX 4 - REPORTABLE SECURITIES	23

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

I.	Introduction

Victory Capital Management Inc. (“Victory”), a Registered Investment Adviser, has designed its Code of Ethics (“Code”) to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1(b) under the Investment Company Act of 1940, as amended (“Investment Company Act”).

Victory employees and representatives of Victory have a responsibility to aspire to the highest ethical principles. Moreover, each  employee is required to  comply with  all  applicable  Federal and State securities regulations. The Code describes additional obligations under applicable regulations and sets forth certain standards that have been adopted by Victory to ensure its employees fulfill such duties and obligations. The provisions of the Code are not all-inclusive. Rather, they are intended as a minimum baseline for employees in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult Victory’s Chief Compliance Officer (“CCO”), or a member of the Compliance team.

Victory Capital Advisers, Inc. (“VCA”), a Victory affiliate, is a registered broker-dealer and principal underwriter of the Victory Funds and has adopted this Code in compliance with Rule 17j-1(b) under the Investment Company Act.

Victory recognizes the importance to its employees of being able to manage and develop their own and their dependents’ financial resources through long-term investments and strategies. However, because of the potential conflicts of interest inherent in our business and our industry, Victory has implemented certain standards and limitations designed to minimize these conflicts and help ensure employees focus on meeting their duties as a fiduciary to our clients.

Victory’s reputation is of paramount importance; therefore, Victory will not tolerate blemishes as a result of careless personal trading or other conduct prohibited by the Code. Consequently, material violation(s) of the Code will be subject to harsh sanctions. Repetitive issues related to violations of the Code may result in limitations on personal securities trading or other disciplinary actions taken by Victory, up to and including termination of employment.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

II.	Definitions

 “Access Pers onn el” or “Ac cess Pers on” - all employees of Victory or anyone deemed an Access Person by the Chief Compliance Officer (“CCO”), unless otherwise determined by the CCO to be exempt from this definition based on their ability to access proprietary information.

“Automatic or Periodic Investment Plan” – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan (“DRIP”).

 “Benef icial In terest” - persons or entities that have the right to receive benefits, directly or indirectly, on assets held by another party. This applies to:
•	The employee.
•	Any member of the employee’s immediate family sharing the same household.
•	Any partnership as to which the employee is a general partner.
•
Any account for which (a) the employee is the trustee and such employee or any member of his or her immediate family is a beneficiary, (b) the employee is a beneficiary and controls or shares control of the trust’s investments, or (c) the employee is a settler, has the power to revoke the trust without the consent of another person and shares investment control over the trust’s investments.

 “Black out Period” - a security that is traded in a client account is restricted from employee trading for seven (7) calendar days before and after the client trade is executed.

 “Busin ess Enterta inm ent” - includes any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, and any transportation and/or lodging accompanying or related to such activity or event, including any entertainment activity offered in connection with an educational event or business conference (for example, passes to a golf course or ski tickets that are part of a package for a conference), irrespective of whether any business is conducted during, or is attendant to, such activity.

 “De Minimis Trades” – A stock trade under $10,000 in a security that is a member of the S&P 500 Index. De minimis trades must still be pre-cleared by Compliance but will be approved if held a minimum of 60 days (if selling) and count towards the Maximum Allowable Trades during the quarter (no blackout requirement).

 “Exem pt Securities” - a security or security type that is placed on Victory’s approved security list. These securities do not need to be pre-cleared.

“Immediate Family” – for purposes of determining Beneficial Interest, includes all family members sharing the same household, including but not limited to, your spouse, domestic partner, parents, grandparents, children, grandchildren, siblings, step-siblings, step-children, step-parents, in-laws. Immediate Family includes adoptive relationships and any other relationships (whether or not recognized by law) which the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearance of impropriety which the Code is intended to prevent.

“Initial Pu blic Of f ering” (“IPO”) – means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before such registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

 “Mana ged Accou nts” – investment advisory or brokerage accounts over which the broker has full discretion and the Access Person cannot dictate specific investments.

“Material Non-Public Information” or “MNPI” - refers to information that is both material and non-public information that might have an effect on the market for a security. Employees who possess MNPI that could affect the value of an investment must not act or cause others to act on the information.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

 “Material Violation” - Any violation of this Code or other misconduct deemed material by the CCO with the concurrence of the Compliance Committee and/or the Victory Board of Directors.

“Maximum Allowable Trades” – The maximum number of allowable trades in a quarter is twenty (20). Each trade that requires pre-clearance during the quarter counts towards the 20 trade limit. A trade in the same security in multiple accounts on the same day counts as one trade towards the maximum allowed trades in a quarter.

 “M yCom plianceOf f ice (MCO)" - Victory uses a web based compliance system to help employees manage their compliance requirements. This system is used to track and approve employee personal transactions, store policies, and facilitate employee certifications and other compliance objectives.

 “Pers ona l Accoun t” - investment account in which an employee retains investment discretion. For the purposes of this definition, Personal Account does not include Proprietary Account.

“Personal Trading” – employee transactions in Personal Accounts that generally require pre-approval.

 “Proprie tar y Account” – Fund or Product in which Victory and/or its employees collectively have a beneficial interest that makes up 25% or more of the Fund or Product. See Appendix 1 for a list of Proprietary Accounts.

 “Portf olio Ma nag em ent T eam ” - all members of a portfolio management team including all research analysts and market traders as defined by Compliance.

 “Reporta ble Fun d” – any registered Investment Company for which Victory is an investment adviser or a sub-adviser, or any registered investment company whose investment adviser or principal underwriter controls Victory, is controlled by Victory, or is under common control with Victory. (See Appendix 1)

 “Reporta ble S ecurit y” - any security other than the following excluded securities: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; and (iv) investments in qualified tuition programs (“529 Plans”), none of which are reportable.

 “Short-Term Holding P erio d” - All employees must hold all Reportable Securities for a period of not less than sixty (60) days from date of acquisition. Securities transactions by employees must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same securities if it violates the holding period restriction. Excess profits made or losses avoided resulting from a violation of the holding period restriction are subject to disgorgement.

“Short-Selling” - A short sale is the sale of a security that isn't owned by the seller. Employees may not take a short position in a security.  However, mutual funds that correspond to the inverse performance of a broad based index are not considered to be short sales. For example, buying (long) the ProShares Short S&P500 (ETF) is permitted. Employees may also trade in funds which track a volatility index. Investments that correspond to the inverse performance of highly concentrated funds will be prohibited if they contradict that Portfolio Management Team’s client recommendations. See “Contra-Trading Rule” under Personal Trading Requirements and Restrictions.

 “Significant Transaction” – A purchase or sale of a Victory Fund by a member of the Fund’s Portfolio Management Team, that exceeds the lesser of $1 million or 1% of the Fund’s outstanding shares. See Appendix 1 for a list of Affiliated Funds.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

III.	Culture of Compliance

The primary objective of Victory’s business is to provide value through investment advisory, sub-advisory and other financial services, to a wide range of clients, including governments, corporations, financial institutions, high net worth individuals and pension funds.

Victory requires that all dealings on behalf of existing and prospective clients be handled with honesty, integrity and high ethical standards, and that such dealings adhere to the letter and the spirit of applicable laws, regulations and contractual guidelines. As a general matter, Victory is a fiduciary that owes its clients a duty of undivided loyalty, and each employee has a responsibility to act in a manner consistent with this duty. Further, all employees must actively work to avoid the possibility that the advice or services we provide to clients is, or gives the appearance of being, based on the self-interests of Victory or its employees and not in the clients’ best interests. Under SEC Rule 204A-1, the Code requires prompt reporting of any violations of the Code to the CCO.

When dealing with or on behalf of a client, every employee must act solely in the best interests of that client. In addition, various comprehensive statutory and regulatory structures such as the Investment Advisers Act of 1940, as amended (“Advisers Act”), the Investment Company Act and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all impose specific responsibilities governing the behavior of personnel in carrying out their responsibilities to  clients. Victory and  its employees must comply fully with these rules and regulations. The Legal, Compliance and Risk Department personnel are available to assist employees in meeting these requirements.

Since no set of rules can anticipate every possible situation, it is essential that Victory employees and representatives obtain guidance from the CCO or Chief Legal Officer (“CLO”) when unsure how to follow these rules in letter and in spirit. It is the responsibility of all employees and representatives to fully understand and comply with the Code and the policies of Victory or seek guidance from the CCO. Technical compliance with the Code and its procedures will not necessarily validate an employee’s actions as appropriate. Any activity that compromises Victory’s integrity, even if it does not expressly violate a rule, may result in scrutiny or further action from the CCO. In some instances, the CCO holds discretionary authority to apply exceptions under the Code based on sufficient cause. In the CCO’s absence, the CLO may act in his or her place.

Our fiduciary responsibilities apply to a broad range of investment and related activities, including sales and marketing, portfolio management, securities trading, allocation of investment opportunities, client service, operations support, performance measurement and reporting, new product development as well as one’s personal investing activities. These obligations include the duty to avoid material conflicts of interest (and, if this is not possible, to provide full and fair disclosure to clients in communications), to keep accurate books and records, and to supervise personnel appropriately. These concepts are further described in the sections that follow.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

IV.	Policy Statement on Insider Trading

A.	Introduction

Victory seeks to foster a culture of compliance and a reputation for integrity and professionalism. Our reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, non-public information in securities transactions.

Trading securities while in possession of material, non-public information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include fines of up to $5,000,000 and / or twenty years imprisonment. The civil penalty for a violator may be an amount up to three times the profit gained or loss avoided as a result of the insider trading violation, and a permanent bar from working in the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a regulatory inquiry occurs, Victory views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, up to and including dismissal.

B.	Scope of the Policy Statement

This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. It applies to securities trading and information handling by Access Persons for any client or personal accounts in which they have Beneficial Interests.

You should direct any questions relating to this Policy Statement to the CCO, or his or her designee within the Legal, Compliance and Risk Department. You also must notify Compliance immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.

C.	Policy Statement

No person to whom this Policy Statement applies, may trade, either personally or on behalf of others, while in possession of material, non-public information; no personnel of Victory may communicate material, non-public information to others in violation of the law.

D.	What is Material Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision. Generally, this information, when disclosed, will have a substantial effect on the price of a company's securities. You should direct any questions about whether information is material to a member of the Legal, Compliance and Risk Department.

Material information often relates to a company's financial results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Questions concerning conflicts of interest, restricted securities or other matters of law should also be referred to the Legal, Compliance and Risk Department.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may often be material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

E.	What is Non-Public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities Exchange Commission (“SEC”), the Dow Jones “Newswire”, the Wall Street Journal, etc. and after sufficient time has passed so that the information has been disseminated widely.

F.	Identifying Inside Information

Before executing any trade for yourself or others, including client accounts, you must determine whether you have access to material, non-public information. If you think that you might have access to material, non-public information, you should take the following steps:

1.	Report the information and proposed trade immediately to the CCO or a member of the Legal, Compliance and Risk Department.

2.
Do not purchase or sell the securities on behalf of yourself or others, including in client accounts, unless you have received written clearance to do so from the CCO or a member of the Legal, Compliance and Risk Department.

3.	Do not communicate the information inside or outside of Victory, other than to the Legal, Compliance and Risk Department, and your supervisor if necessary.

After Compliance reviews the issue, Victory will determine whether the information is material and non- public and, if so, what action Victory should take. You should consult with the CCO or a member of Compliance before taking any action. This degree of caution will protect you, your clients and Victory.

G.	Contact with Public Companies

Victory’s contacts with public companies represent an important part of our research efforts. Victory may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee becomes aware of material non-public information. This could happen, for example, if a company's Chief Financial Officer were to prematurely disclose quarterly results to an analyst, or an investor relations representative selectively discloses adverse news to a handful of investors. In such situations, Victory must make a judgment as to whether such information may be deemed Material Non-Public Information (“MNPI”). To protect yourself, your clients and Victory, you should contact a member of the Legal, Compliance and Risk Department immediately if you believe that you may have received any MNPI.

H.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of MNPI regarding the receipt of a tender offer, the tender offeror, the target company or anyone acting on behalf of either of these parties. Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

I.	Protecting Sensitive Information

Employees are responsible for safeguarding all confidential information relating to investment research, fund and client holdings, including analyst research reports, investment meeting discussions/notes, and current fund/client transaction information, regardless whether such information is deemed MNPI. Other types of information (for example, marketing plans, employment issues and shareholder identities) may also be confidential and should not be shared with individuals outside the company, unless approved by the CCO or a member of the Management Committee.

V.	Conflicts of Interest

A “conflict of interest” exists when a person’s private interests may be contrary to the interests of Victory’s clients or to the interests of Victory shareholders. A conflict can arise when a Victory employee takes actions or has interests (business, financial or otherwise) that may make it difficult to perform his or her work objectively and effectively.

Conflicts of interest may arise, for example, when a Victory employee, or a member of his or her family, receives improper personal benefits (including personal loans, services, or payment for services) as a result of his or her position at Victory, or gains personal enrichment or benefits through access to confidential information. Conflicts may also arise when a Victory employee, or a member of his or her family, holds a significant financial interest in a company that does a significant amount of business with Victory or has outside business interests that may result in divided loyalties or compromised independent judgment. Moreover, conflicts may arise when making securities investments for Proprietary or Personal Accounts or when determining how to allocate trading opportunities.

Conflicts of interest can arise in many common situations, despite one’s best efforts to avoid them. This Code does not attempt to identify all possible conflicts of interest. Literal compliance with each of the specific procedures will not shield you from liability for Personal Trading or other conduct that violates your fiduciary duties to our clients. Victory employees are encouraged to seek clarification of, and discuss questions about, potential conflicts of interest. If you have questions about a particular situation or become aware of a conflict or potential conflict, you should bring it to the attention of your supervisor, the CCO or a representative of the Legal, Compliance and Risk Department.

The following areas represent many common types of conflicts of interests and the procedures to be followed; however, the list is not intended to be an all-inclusive list. A summary has been provided for each case but you should refer to related Policies and Procedures for more details. For questions around these potential conflicts, please contact a member of the Legal, Compliance and Risk Department.

A.	Gifts and Entertainment

a.	Gifts
The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with Victory could call into question the independence of its judgment as a fiduciary of its Clients. Accordingly, it is the policy of Victory to permit such conduct only in accordance with the limitations stated herein.

Victory's policies on gifts and entertainment are derived from industry practices. Employees should be aware that there are various laws and regulations that prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transaction with the institution, which is viewed as a form of bribery. If there is any question about the appropriateness of any particular gift, an employee should consult a member of the Legal, Compliance and Risk Department. Under no circumstances may a gift to Victory or any employee be received as any form of compensation for services provided by Victory or an employee.

Gifts of nominal value may be accepted from present or prospective customers, suppliers or vendors with whom a Victory employee maintains an actual or potential business relationship. Victory employees are required to disclose all gifts in excess of $50 via MCO. In general, the gift may not exceed, in the aggregate, $100 in value, from any one individual/entity in any calendar year unless approval is obtained from the employee’s direct supervisor and the Legal, Compliance and Risk Department.

Gifts of nominal value (up to $100 per person per year) may be provided to present or prospective customers, suppliers or vendors with whom a Victory employee maintains an actual or potential business relationship, if it is reasonable and customary for the occasion. No lavish gifts may be provided.

Additional policies concerning gifts may be applicable depending on the type of customer, in particular ERISA, Foreign, Union and Government Official considerations.

Please refer to Victory’s Gifts and Entertainment Policy for more information.

b.	Entertainment

Receiving Business Entertainment that facilitates the discussion of business and fosters good business relationships is allowed as long as the entertainment event, in excess of $50 per occurrence, is disclosed via MCO. Disclosure will be required promptly after each occurrence and will be based on a per employee dollar amount. If the customer, supplier, or vendor (e.g., broker-dealer) is not present, the entertainment is considered a gift.

Additional policies concerning entertainment may be applicable depending on the type of client, in particular ERISA, Union or Government Officials.

Please refer to Victory’s Gifts and Entertainment Policy for more information.

B.	Political Contributions

SEC regulations limit political contributions to certain Covered Government Officials by employees of investment advisory firms and certain affiliated companies. “Covered Government Official,” for purposes of the Political Contributions Policy, is defined as: 1) a state or local official, 2) a candidate for state or local office, or 3) a federal candidate currently holding state or local office.

The SEC’s “Pay-to-Play” Rule 206(4)-5 prohibits advisers from receiving any compensation for providing investment advice to a government entity within two years after a contribution has been made by the adviser or one of its covered associates. The Rule’s two-year time out is triggered by a political contribution to an “official” of a government entity. The date of the contribution starts the time out. A governmental “official” includes an incumbent, candidate, or successful candidate for elective office of a state or local government entity, if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser, or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser, by a state or a political subdivision of a state.

The Rule permits individuals to make aggregate contributions, without triggering the two-year time out, of up to $350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to $150, per election, to an elected official or candidate for whom the individual is not entitled to vote. Many U.S. cities, states and other government entities have also adopted regulations restricting political contributions by associates of investment management firms seeking to provide services to a governmental entity. While contributions to candidates in federal elections would generally not raise any issues, contributions to state and local officials may not be approved depending on the circumstances.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

Victory employees may participate in the political process and may make personal political contributions, as long as the contributions are pre-approved by the Legal, Compliance and Risk Department via MCO. Political contributions which require pre-approval include, but are not limited to, the following:

•	Covered Government Officials
•	Federal candidate campaigns and affiliated committees
•	Political Action Committees (PACs) and Super PACs
•	Non-profit organizations that may engage in political activities, such as 501(c)(4) and 501(c)(6) organizations

Note: Contributions to U.S. national political parties do not require pre-clearance. Contributions include:
•	Monetary contributions, gifts or loans
•	“In kind” contributions (for example, donations of goods or services or underwriting or hosting fundraisers

•	Contributions to help pay a debt incurred in connection with an election (including transition or inaugural expenses, purchasing tickets to inaugural events)
•	Contributions to joint fund-raising committees
• Contributions made by a Political Action Committee (PAC) controlled by an Access Person Please refer to Victory’s Political Contributions Policy for more information.
C.	Other Outside Activity

a.	Holding Political Office/Appointments

A Victory employee must avoid a political appointment which may conflict with the performance of the employee’s duties for Victory. Prior written approval must be obtained from the CCO before holding political office and the activity must be reported annually to the Legal, Compliance and Risk Department. Also, an employee must remove himself/herself from discussions and decisions regarding Victory, its products and services, when Victory may be a competitor for business related to their appointment.

b.	Service as a Director
No employee of Victory may serve on the board of directors of any publicly traded company or investment company (ex. mutual fund board) absent prior approval of the CCO and the Chief Executive Officer (CEO) based upon a determination that such board service would be consistent with the interests of any investment company advised by Victory and its shareholders. An employee’s or immediate family member’s service on a for-profit private company’s board of directors must also be pre-approved by the employee’s direct manager and the CCO or CLO, and reported on the employee’s annual Code certification.

c.	Outside Employment

Employees may pursue other interests on their own time as long as the activity doesn’t reflect negatively on Victory and does not interfere or conflict in any way. It is however expected that full time employees with the company consider their position to be their primary employment. All outside business activities must be reported to and approved by the CCO.

d.	Bequests

A bequest is the act of leaving or giving something of value in a will. The acceptance of a bequest from a client, vendor or business partner may raise questions about the propriety of that relationship. You must report any potential or actual bequest in excess of $100 made to you by a client, vendor, or business partner under a will or trust agreement to the Legal, Compliance and Risk Department. Such bequests shall be subject to the approval of the employee’s manager and CCO.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

D.	Other Prohibitions on Conduct

In addition to the specific prohibitions detailed elsewhere in the Code, Victory employees are subject to a general requirement not to engage or participate in any act or practice that would defraud Victory clients. This general prohibition includes, among other things:

•	Making any untrue statement of a material fact or employing any device, scheme or artifice to defraud a client.

•
Omitting to state (or failing to provide any information necessary to properly clarify any statements made, in light of the circumstances) a material fact, thereby creating a materially misleading impression.

•	Misuse of client confidential information.
•	Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of, and in the best interest of, our clients.
•
Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our clients.

•
Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a client in order to avoid economic injury to you or anyone other than our clients.

•
Purchasing or selling a security on the basis of knowledge of a possible trade by or for a client with the intent of personally profiting from personal holdings in the same or related securities (“front-running” or “scalping”).

•
Revealing to any other person (except in the normal course of your duties on behalf of a client) any information regarding securities transactions by any client or the consideration by any client of any such securities transactions.

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a client or engaging in any manipulative practice with respect to any client.

VI.	Standards of Business Conduct

•	Every employee has a duty to place the interests of any Victory client account first and not take advantage of his or her positions at the expense of Victory or its clients.

•	Victory employees must not mislead or defraud any Victory clients by any statement, act or manipulative practice.
•
All personal securities transactions must be conducted in a manner to avoid any actual, potential or appearance of a conflict of interest, or any abuse of employee’s position of trust and responsibility with Victory.

•	Victory employees may not induce or cause a client to take action, or not to take action, for personal benefit.
•	Victory employees may not share portfolio holdings information except as permitted under Victory’s Disclosures of Portfolio Securities Policy.

•
Every Access Person must notify the CCO or CLO, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest or guilty to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceeding or any administrative or disciplinary action.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

VII.	Personal Trading, Code of Ethics Reporting and Certifications

A.	Employee Investment Accounts

All transactions in securities that  must be pre-cleared are pre-cleared with the understanding that Personal Trading is a privilege, granted by Victory, that may be withdrawn at any time. The CCO has complete discretion over the allowance of any and all Personal Trading activity with no obligation to explain the denial or restriction of Personal Trading. Employees that violate Personal Trading restrictions may be required to disgorge any gains generated or losses avoided by Personal Trading. Access Personnel must maintain adequate records of all Personal Trading transactions and be prepared to disclose those transactions to the Legal, Compliance and Risk Department.

MCO supports electronic feeds from select Approved Brokers (see Appendix 2 - Approved Broker List). Managed and Personal Accounts held outside of the Approved Broker list need to be transferred within ninety (90) days of first employment. Under special circumstances, Compliance will approve certain “grandfathered” accounts outside of the Approved Broker List but the employee will incur a $90/year paper processing fee for each such account. This pass-through expense is  charged by MCO for processing paper statements and is subject to change. The Legal, Compliance and Risk Department must receive duplicate confirmations or electronic feeds for each transaction directly from the broker, including those accounts not on the Approved Broker list.

In general, there are two types of investment accounts that feed into MCO:

a.	Managed Accounts

Access Personnel may open and maintain brokerage accounts on the Approved Broker List (see Appendix 2) where the broker has full discretion (“Managed Account”). There are no black out, Short-Term Holding Periods or other security type limitations for investments held in Managed Accounts. The following requirements must be met to have a Managed Account:
•	Managed Accounts must be submitted through MCO and approved by the Legal, Compliance and Risk Department prior to trading.

•	Brokers carrying the account must provide duplicate confirmations or an electronic data feed of each transaction in the account to Compliance.
•	Access Persons must not exercise any control or influence over the transactions.

Failure to adhere to these requirements could lead to disciplinary actions and penalties up to and including termination.

b.	Personal Investment Accounts

Access Personnel may open and maintain personal investment accounts with brokers on the Approved Broker List (see Appendix 2) in which they retain investment discretion (“Personal Account”).

Access Personnel acknowledge and agree that Victory may request and obtain information regarding Personal Trading activity and accounts from broker dealers. Victory may use personal information, including name, address and social security numbers, to identify and verify employee accounts. Duplicate confirmations and electronic data feeds from these broker dealers that include such information may be provided directly to a compliance vendor selected by Victory to monitor compliance with this Code.

B.	Employee Investment Account Reporting

a.	Investment Account Disclosure

Access Personnel may open and maintain investment accounts subject to the disclosure and pre- clearance requirements outlined in Appendix 3 – Investment Account Disclosure.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

b.	Initial Holdings Report/Annual Holdings Report

An Initial Holdings Report must be submitted within ten (10) calendar days of becoming an Access Person. No Personal Trading will be authorized before the Legal, Compliance and Risk Department has received a completed Initial Holdings Report along with a new hire packet unless CCO approval has been expressly granted. In addition, an Annual Holdings Report must be submitted on an annual basis. The Legal, Compliance and Risk Department will review and record the date of all reports received.

These reports must include the following information:

•	The date when the individual became an Access Person (Initial Holdings Report only).
•
The name of each Personal Account in which any securities are held (or, if no current securities, could be held) in the Beneficial Interest of the Access Person. The broker- dealer or financial institution holding these accounts must be indicated.

•
Each Reportable Security or Reportable Fund in which the Access Person has a beneficial interest must be reported if held in any account, including title, number of shares, and principal amount. Holdings information must be current as of forty five (45) calendar days before the report is submitted.

c.	Quarterly Securities Transaction Report (STR)

At the end of each quarter, all employees are required to verify their investment account transactions through MCO.

•	Every Access Person must submit a Securities Transaction Report (STR) no later than thirty (30) days following the end of each calendar quarter (whether or not trades were made).
•
The STR must describe each non-exempt transaction effected during the preceding quarter in any Reportable Security or Reportable Fund. Each transaction must include  the following information: date, number of shares, principal amount of securities involved, nature of the transaction, price effected by, and the name of the broker dealer or financial institution which affected the transaction.

•
The STR must describe any account established in the preceding quarter, and include the following information: account name, account number, name and address of the broker dealer or financial institution at which the account is established, and the date of establishment.

•	Certain transactions are exempt from the quarterly reporting requirement. Please refer to Appendix 4 - Reportable Securities under “Pre-clearance Not Required for Personal Trading”.

C.	Personal Trading Requirements and Restrictions

a.	Permissible Transactions
Access Persons wishing to trade securities in Personal Accounts are limited to the types of securities that are allowed under this Code. In addition, employees not make no more than 20 Personal Trades per quarter – see “Maximum Allowable Trades”. Please refer to Appendix 4 - Reportable Securities, which lists securities that require PTR pre-clearance and those that are prohibited for purposes of Personal Trading.

b.	PTR Pre-Clearance Requirements for Personal Trading

Most Personal Trading transactions require pre-approval by Compliance through MCO. Employees should complete a Personal Trading Request (“PTR”) through MCO for review by the Legal, Risk and Compliance Department. PTRs are only valid for the date in which Compliance approves the trade. They must be submitted before 3:30 PM ET and can be denied for any reason the CCO deems appropriate and without explanation to the employee. Certain transactions that require additional research may take longer to obtain pre-approval.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

c.	Short-Selling Securities is Prohibited

Employees may not short sell a security. See the definition of Short-Selling in Definitions for more details.

d.	Blackout Period
No Access Person shall purchase or sell, directly or indirectly, any security in which they have a Beneficial Interest within seven (7) calendar days before or seven (7) calendar days after a Victory client has a “buy” or “sell” order in that same security. See Definitions for certain exceptions that apply to “Exempt Securities” or “De Minimis” transactions. In certain circumstances, employee trades that were originally approved by the Legal, Risk and Compliance Department may need to be broken due to subsequent client trading activity during the blackout period.

Program trades (e.g. client cash flows) placed by a Portfolio Management team in the seven calendar days after an Access Person makes a Personal Trade will not cause the Access Person’s trade to be in violation of the blackout period. If a “Limit Order” is placed by a Portfolio Management Team before the seven day blackout period but that trade is executed within the blackout period, the employee trade will be considered passive and allowed unless there is a consistent pattern of activity, at which time the transactions may be subject to review. The Legal, Risk and Compliance Department may at any time, and for any reason, deny a trade, and is not obligated to explain the reason to the employee.

e.	Mandatory Short-Term Holding Period

All Reportable Securities purchased by an Access Person in a Personal Account must be held for at least sixty (60) calendar days. Each purchase of the same security has its own 60 day holding period.

f.	Maximum Allowable Trades
The maximum number of personal trades an Access Person can make in a Personal Account during each calendar quarter is 20. Every employee trade that requires pre-clearance counts towards the 20 trade limit. A trade in the same security in multiple accounts on the same day counts as one trade.

g.	De Minimis Trades

A de minimis trade is a trade under $10,000 in a security that is included on that date in the S&P
500 Index. De minimis trades must still be pre-cleared by the Legal, Risk and Compliance Department but will be approved if held a minimum of 60 days (if selling). De minimus trades count towards the Maximum Allowable Trades for the quarter, but are not subject to the Blackout Period.

h.	Contra-Trading Rule
No Portfolio Management Team member may sell a security or a related derivative security (e.g. option) in a Personal Account if that security is held in any client account which he or she manages for Victory unless he or she receives prior written approval from either the CCO or his or her designee. It is the responsibility of the employee to notify the CCO that they intend to personally trade contrary to a client account.

i.	IPO Rule

No Access Person may directly or indirectly acquire a Beneficial Interest in any securities offered in an Initial Public Offering (“IPO”) in a Personal Account, except with the prior approval of the CCO or his or her designee. No FINRA registered person may participate in an IPO pursuant to FINRA rule 5130.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

j.	Limited Offerings (Private Placements)

No Access Person may acquire a Beneficial Interest in a private placement without the prior approval of the CCO or his or her designee. Private placements, such as purchases of hedge funds or other  private investment funds, are reportable through the pre-clearance process. Subsequent capital contributions and full/partial redemptions must be pre-cleared through MCO. This requirement applies to investment in any Victory private placements (LLCs) but does not include transactions of Victory Capital Holdings (“VCH”) securities.

k.	Significant Victory Fund Transactions

Pre-clearance is required for any Significant Transaction in a Victory Affiliated Fund (see Appendix 1).

l.	Market Timing Mutual Fund Transactions

Access Personnel shall not participate in any activity that may be construed as market timing of mutual funds. Specifically, no employee shall engage in excessive trading or market timing activities with respect to any Affiliated Funds (see Appendix 1). Victory Funds policy is that no shareholders may complete more than three (3) trades in any 90-day period. For a first violation, a warning is issued; for the second violation, the person is permanently restricted from additional purchases. The foregoing restrictions shall not apply to an employee investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment program.

D.	Representation and Warranties

Each time an Access Person submits a PTR, that Access Person shall be deemed to be making the following representations and warranties:

1.	He/she does not possess any material non-public information regarding the issuer of the security;

2.	To his/her knowledge, there are no pending trades in the security for a client;

3.	To his/her knowledge, the security is not being considered for purchase or sale for any client;

4.
If he/she is a member of a Portfolio Management Team or a person that advises a Portfolio Management Team, none of the accounts managed by his/her investment team has purchased or sold this security within the past seven (7) calendar days, and none expect to in the next seven

(7) calendar days; and

5.	He/she has read the most recent version of the Code of Ethics and believes that the proposed trade fully complies with the requirements of the Code.

E.	Review of Employee Communications

All employee written correspondence related to Victory's business, and in particular client correspondence, is subject to review by the Legal, Compliance and Risk Department. Victory is required to maintain original records of employee correspondence (ex. email archive) communicated on approved devices. In addition, Victory is required to monitor employee communications and compliance with Victory's conflicts of interest and insider trading policies and procedures. Consequently, it is Victory’s policy to review and/or archive employee communications, including emails and other forms of electronic communication for compliance purposes.

Employees are not permitted to use electronic communications, other than those approved by Victory to communicate with clients or other third parties. Employees may only use Victory’s e-mail system, instant messaging system (Lync), Bloomberg and other explicitly approved methods for business-related communications. Employees are permitted to communicate on Victory’s e-mail  system  connected through  personal  mobile  devices  such  as  smartphones.    Employees  are  prohibited  from  sending

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

communications regarding Victory business via any personal, non-Victory email account, instant messaging, text or other method that is not captured in our archiving system.

Victory has adopted an electronic communication archiving system. All electronic communications are subject to review and storage by the Legal, Compliance and Risk Department, regardless of its nature as personal or work related. Employees are advised that they should have no expectation of privacy regarding personal communications that are sent or received on company provided or  connected electronic devises or communication platforms such as instant messages or emails.

F.	Certification of Compliance

Each Access Person is required to certify annually that he or she is subject to this Code and has:

1.	Read and understands this Code;

2.	Complied with the requirements of this Code;

3.	Disclosed or reported all personal securities transactions as required within this Code; and

4.	Read and understands Victory’s policies.

G.	Review Procedures

The Legal, Risk and Compliance Department will maintain review procedures consistent with this Code.

H.	Recordkeeping

All Code of Ethics records will be maintained pursuant to the provisions of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act.

Please refer to Victory’s Books and Records Policy for more information.

I.	Sanctions

Each employee is responsible for conducting his or her activities, including Personal Trading, in accordance with the parameters set forth within this Code. If an employee violates these parameters, certain sanctions will be enforced. The chart in Section X – “Violation Guidelines” demonstrates the types of violations and the possible resulting sanctions.  This chart is not intended to be all-inclusive. The CCO and Victory’s Compliance Committee may make exceptions to these provisions at their discretion.

Sanctions imposed will correlate to the severity of the violation and may take into consideration such factors as the frequency and severity of any prior violations, among other things. The CCO may recommend escalation to the Victory Board of Directors and Compliance Committee. When necessary, the Victory Board of Directors will obtain input from the Compliance Committee and the CCO when determining the materiality of a violation.

The CCO holds discretionary authority and, in addition to other sanctions, may revoke Personal Trading privileges for any length of time. Additionally, the CCO or Compliance Committee may impose a monetary penalty for any violation(s). The CCO will report all violations and sanctions to the Compliance Committee. The CCO reserves the right to lift  Personal Trading sanctions in response to market conditions.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

J.	Whistleblower Provisions

If an Access Person believes that there has been a violation of any of the rules of this Code, the employee must promptly notify the CCO or CLO. As an alternative, employees may also report anonymously to the Victory Ethics telephone hotline at 800-584-9055. Access Personnel are protected from retaliation for reporting violations to this Code. Retaliation or the threat of retaliation against an Access Person for reporting a violation constitutes a further violation of this Code and may lead to immediate suspension and further sanctions.

VIII.	Confidentiality

All information obtained from any employee shall be kept in strict confidence, except when requested by the SEC or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation. Additionally, certain information may be provided to a broker-dealer or vendor, such as employee name, social security number and home address, in order to ascertain Personal Trading activity that is required to be disclosed by an Access Person.

IX.	Reporting to The Victory Funds Board

At least annually, Victory will provide the Victory Funds Board of Directors with the following information:

•	Material violations under this Code and any sanctions imposed as a response to the material violation(s).

•	Certification that Victory has adopted procedures necessary to prevent Access Persons from violating this Code.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

X.	Violation Guidelines

Code Violation Description	Action(s)
1. Minor Violation(s)

• Employee provides incorrect or incomplete account or trade information.
• Employee engages in a pattern of unusual and/or excessive trading.

• Employee traded without pre-clearance approval when normally Compliance would have approved the trade if approval had been sought.
• Employee did not submit a complete or timely initial or annual holdings report or a securities transactions report.
• Employee did not provide Compliance a duplicate confirmation after Compliance notified the employee of the missing duplicate confirmation.

• Legal, Compliance and Risk Department may question employee and document response.
• Legal, Compliance and Risk Department will send a warning letter citing the offense.
• CCO and The Compliance Committee are notified of those cited with warnings.
• 1st Violation employee receives a warning letter.

2. Technical Violation(s)

• Employee traded without pre-clearance approval or supplied incorrect information when normally Compliance would not have approved the trade if approval had been sought.
• Employee fails to report the existence of an account.
• Repeat pattern of any violation(s).

• Legal, Compliance and Risk Department may question employee and document response.

• Legal, Compliance and Risk Department will send a letter citing the offense.
• The Compliance Committee is notified of those cited with warnings.

• Human Resources may document violation in employee files.
• Employee may be required to break the trade and disgorge profits. Employee may be barred temporarily from personal trading privileges.

• 2nd Violation employee receives a warning letter, and $100 fine.

3. Repeat Technical Violation(s) • Any technical violation of the Victory Code of Ethics repeated by the employee at least two (2) times during the last twelve (12) months.
• CCO meets with Manager and Employee to discuss violation-written attestation.
• Human Resources may document violation in employee files.
• Employee may be required to break the trade and disgorge profits.

• 3rd Violation employee receives a warning letter, and $300 fine and lost privileges.  Any profits in violation of trade policy are to be paid to
Adviser, who will then donate to charity.

4. Material Violation/ Fraudulent Violation(s) • Any violation deemed material by the CCO with the concurrence of the Compliance Committee and/or the Victory Board of Directors.
• Compliance Committee will review violations and recommend disciplinary sanctions and penalties up to and including termination of employment.
• Material violations trigger reporting to the Board of Directors and clients where applicable.
• Possible criminal sanctions imposed by regulators.
• $10,000 fine can be imposed by the Victory Board of Directors (Charitable donation- no tax benefit may be realized).

• Disgorgement of profits.

Reconsideration

If an Access Person wishes to dispute a violation notice, he or she may submit a written explanation of the circumstances of the violation to the CCO. The CCO and the CLO will review all explanations.

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

Appendix 1 - Affiliated Funds

The following is a list of Victory Affiliated Funds, as of November 1, 2014, that are subject to Personal Trading restrictions. This list is subject to change. For a current list of Affiliated Funds, please see vcm.com.

1. Investment Companies Advised by Victory (“Victory Funds”):

The Victory Institutional Funds:

•	Institutional Diversified Stock Fund

The Victory Portfolios:

•	Balanced Fund
•	Diversified Stock Fund
•	Dividend Growth Fund
•	Emerging Markets Small Cap
•	Established Value Fund
•	Global Equity Fund
•	Fund for Income
•	Integrity Micro-Cap Equity Fund
•	Integrity Mid-Cap Value Fund
•	Integrity Small/Mid-Cap Value Fund
•	Integrity Small-Cap Value Fund
•	International Fund
•	International Select Fund
•	Investment Grade Convertible Fund
•	Large Cap Growth Fund
•	Munder Emerging Markets Small-Cap Fund
•	Munder Growth Opportunities Fund
•	Munder Index 500 Fund
•	Munder International Fund-Core Equity
•	Munder International Small-Cap Fund
•	Munder Mid-Cap Core Growth Fund
•	Munder Total Return Bond Fund
•	National Municipal Bond Fund
•	Ohio Municipal Bond Fund
•	Select Fund
•	Small Company Opportunity Fund
•	Special Value Fund

The Victory Variable Insurance Funds:
•	Diversified Stock Fund

2.	Investment Companies Sub-advised by Victory:

•	(Columbia/Riversource) Variable Portfolio Victory Established Value Fund
•	SEI Institutional Investments Trust – Small/Mid Cap Equity Fund

•	SEI Institutional Managed Trust – Small Cap Fund

•	SEI Global Master Fund plc (Irish UCITS Fund) – The SEI U.S. Small Companies Fund
•	USAA Emerging Markets Fund
•	Vantagepoint Growth Fund
•	Wilshire Large Company Growth Portfolio

3.	Proprietary Accounts of Victory:

•	Victory Select Fund
•	Munder Emerging Markets Small Cap Fund

4.	Private Placements Advised by Victory:

•	None

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

Appendix 2 - Approved Broker List

Employee’s 401(k) Accounts
Ameriprise Financial Services
Charles Schwab
E*Trade
Edward Jones
Fidelity Investments
Goldman Sachs
JP Morgan Chase Investments
Merrill Lynch
Morgan Stanley
Scott Trade
TD Ameritrade / TD Waterhouse
UBS
Vanguard
Wells Fargo

Appendix 3 - Investment Account Disclosure

The account disclosure requirements listed below are required under Victory’s Code of Ethics. Accounts need to be disclosed when opened and then verified as part of your annual Code of Ethics certification. Failure to comply may result in sanctions imposed by the Victory Compliance Committee and/or Board of Directors.

The following types accounts in which an employee or immediate family member has a Beneficial Interest must be pre-cleared by the Legal, Compliance and Risk Department initially and reported on the annual holdings report:

•	All Brokerage Accounts regardless of the type of holdings
•	All Managed Accounts (non-discretionary/broker has full discretion)
•	Direct Victory Fund Accounts (or any other Reportable Fund)
•	Employee & Immediate Family’s 401(k) if able to buy or sell Reportable Securities requiring pre- clearance

•	Security Lending Accounts
•	Margin Accounts
•	Any other account that could hold a Reportable Security or a Reportable Fund

The following accounts must be pre-cleared by the Legal, Compliance and Risk Department initially:

•	Private Placements (Private Investment Funds, Hedge Fund, Private Equity, Limited Offerings)
•	Investment Clubs

The following accounts do not need to be held at an Approved Broker and do not need to be pre-cleared or reported on the annual holdings report:
•	Open-End Mutual Fund Accounts held directly with an unaffiliated Fund (for Non-Reportable Funds only)
•	Employee & Immediate Family’s 401(k) if unable to buy or sell Reportable Securities requiring pre-clearance

•	529 Plans

Victory Capital Managment Code of Ethics	Last updated October 29, 2014

Appendix 4 - Reportable Securities

Unlike Managed Accounts, Personal Accounts generally require employees to pre-clear transactions by submitting PTRs through MCO. See Section VII C. “Personal Trading Requirements and Restrictions”.

Pre-clearance Required for Personal Trading

All Access Personnel must obtain pre-clearance via MCO for the following securities, prior to affecting the transaction in Personal Accounts:

•	Below investment grade Fixed Income securities
•	Bonds (including Convertible, Corporate, High-Yield, and Municipal Bonds)
•	Closed-End Funds
•	Equities in non-managed Personal Accounts
•	Exchange-Traded Funds (ETF)
•	Exchange-Traded Notes (ETN)
•	Fannie Mae & Freddie Mac mortgage-related securities
•	Fixed Income Securities (including Trust & Traditional Preferred)
•	Mutual funds which Victory advises or sub-advises (Affiliated Funds)
•	Initial Public Offerings (IPOs), with the prior approval of the CCO or his or her designee
•	Private Placements (see Personal Trading Requirements and Restrictions)
•	Securities Gifted or Donated by an Access Person
•	Unit Investment Trusts
•	Victory Fund trades that are significant (see Personal Trading Requirements and Restrictions)
•	Victory Proprietary Account investments (see definition of “Proprietary Account”)

Pre-clearance Not Required for Personal Trading

For certain accounts and security types, pre-clearance is not necessary. Generally, these transactions do not need to be pre-cleared because the transactions are passive, or they are made in accounts in which the Employee or Access Person has no direct or indirect influence or control. A PTR is not required for the following transactions:

•	All securities in Managed Accounts
•	Automatic payroll deduction plans or programs such as 401(k) plans
•	Bankers’ acceptances, bank certificates of deposit, commercial paper
•	Corporate action transactions (e.g., stock splits, rights offerings, mergers and acquisitions)
•	Direct obligations of the US Government
•	Dividend Reinvestment Plans investments or dividend transactions
•	High quality short-term debt instruments, including repurchase agreements
•	Open-End Mutual Funds not advised or sub-advised by Victory
•	Money Market Funds
•	Periodic Investment Plans (PIP) investments
•	Qualified Tuition Program (“529 Plan”) investments
•	Securities Gifted or Donated to Access Person
•	Security Lending transaction
•	Victory Capital Holdings, Inc. (“VCH”) transactions
•	Victory Funds trades under $1 million or under 1% (see the definition of Significant Transactions)

Prohibited from Personal Trading

Access Personnel may NOT short-sell securities (see the definition of Short-Selling) or trade in the following securities in Personal Accounts:

•	Commodities
•	Currencies
•	Futures
•	Options